UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
___________________________________________

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TOAST, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Toast, Inc.
333 Summer Street
Boston, MA 02210

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2025
Dear Toast Stockholder:
We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Toast, Inc. (“Toast”) to be held on June 13, 2025 at 11:30 a.m. Eastern Time, virtually, via a live audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/TOST2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number on your proxy card to attend the Annual Meeting. You will not be able to attend the Annual Meeting in person.
We are holding the Annual Meeting for stockholders to consider and vote on the following matters, which are more fully described in the accompanying proxy statement:
1.    To elect Paul Bell and Hilarie Koplow-McAdams as Class I Directors to serve until the 2028 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal;
2.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.    To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.    To transact any other business that properly comes before the Annual Meeting (including any adjournments, continuations and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal Two, and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in Proposal Three.
We have elected to provide access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies.
On or about April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2024 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on April 15, 2025 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or toll-free telephonic voting system, or, if you request to receive paper copies of these materials by mail, by returning your completed proxy card in the pre-addressed, postage-paid return envelope. If you attend the Annual Meeting online, you may vote during the meeting even if you have previously returned a proxy. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised, such that submitting your proxy now will not prevent you from voting your shares at the Annual Meeting. The proxy is solicited by the board of directors of Toast, Inc.
Thank you for your ongoing support of and continued interest in Toast.

Sincerely,

Aman Narang
Chief Executive Officer
April 24, 2025

Toast, Inc.
333 Summer Street
Boston, MA 02210
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 13, 2025

PROCEDURAL MATTERS
Our board of directors (the “Board”) solicits your proxy on our behalf for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting (this “Proxy Statement”) and the accompanying notice of Annual Meeting. The Annual Meeting will be held on June 13, 2025 at 11:30 a.m. Eastern Time, virtually, via a live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online by visiting http://www.virtualshareholdermeeting.com/TOST2025. On or about April 24, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report,” together with the Notice, the “proxy materials”) is being mailed to our stockholders that held shares of our Class A common stock or Class B common stock as of April 15, 2025.
In this Proxy Statement, the terms “Toast,” “the Company,” “we,” “us” and “our” refer to Toast, Inc. The mailing address of our principal executive offices is Toast, Inc., 333 Summer Street, Boston, MA 02210.
QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
What matters are being voted on at the Annual Meeting?
You will be voting on:
•The election of two Class I directors to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified;
•A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•A proposal to approve, on an advisory basis, the compensation of our named executive officers; and
•Any other business as may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
•“FOR” the election of Paul Bell and Hilarie Koplow-McAdams as Class I directors;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
Why are you holding a virtual meeting and how can stockholders participate?
We have held a virtual meeting for several years to provide ease of access, real-time communication and cost savings for our stockholders and our company. We believe hosting a virtual meeting provides expanded access for our stockholders and facilitates participation because stockholders can participate from any location around the world.
To participate in our Annual Meeting, visit http://www.virtualshareholdermeeting.com/TOST2025 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the Rules of Conduct for the meeting.
Only stockholders with a valid control number will be allowed to ask questions. Questions relevant to the proposals being voted at the Annual Meeting will be taken live via the webcast and answered during the meeting as time allows, to emulate an in-person question and answer session. Our virtual meeting will be governed by our Rules of Conduct, which will be available on the virtual meeting platform in advance of the Annual Meeting. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen at the meeting website.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on April 15, 2025, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 497,386,067 shares of our Class A common stock outstanding and 80,514,933 shares of our Class B common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What do I need to be able to attend the Annual Meeting?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at http://www.virtualshareholdermeeting.com/TOST2025. The webcast will start at 11:30 a.m. Eastern Time on June 13, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice or proxy card (if you received a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
How many votes are needed for approval of each proposal?
Proposal One: The election of directors requires a plurality of the votes properly cast for the applicable nominee to be elected. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may vote “For” or “Withhold” on each of the nominees for election as a director. Shares voting “withheld” and broker non-votes will have no effect on this proposal.
Proposal Two: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes properly cast on this proposal. Proposal No. 2 is considered to be a discretionary item, and a brokerage firm will be able to vote on this proposal even if it does not receive instructions from stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Proposal Three: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes properly cast on this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board, our compensation committee, or us. Our Board and our compensation committee will consider the outcome of the vote when determining the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
What is the quorum requirement?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our Third Amended and Restated Bylaws (our “Bylaws”) and Delaware law.
As of the Record Date, there were 497,386,067 shares of our Class A common stock outstanding and 80,514,933 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. The presence, in person or by remote communication, if applicable, or represented by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote will constitute a quorum at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1) By Internet (Before the Annual Meeting): You may vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 12, 2025.

You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials);
(2) By Telephone: You may vote by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 12, 2025. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials);
(3) By Mail: If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting; or
(4) By Internet (During the Annual Meeting): You may vote during the Annual Meeting by going to http://www.virtualshareholdermeeting.com/TOST2025. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•notifying our Corporate Secretary, in writing, at Toast, Inc., 333 Summer Street, Boston, MA 02210 before the vote is counted;
•voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 12, 2025 (your latest telephone or Internet proxy is the one that will be counted); or
•attending the Annual Meeting online and voting virtually during the meeting. Simply logging into the Annual Meeting online will not, by itself, revoke your proxy.
If you are a street name stockholder, your broker, bank or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Aman Narang, Elena Gomez and Brian Elworthy have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is the effect of votes withheld, abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and “broker non-votes” (as defined below) are counted as present for purposes of determining the presence of a quorum.
Shares voting “withheld” have no effect on Proposal One (the election of directors). Abstentions have no effect on Proposal Two (the ratification and appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025), or Proposal Three (the advisory vote on the compensation of our named executive officers).
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are required to vote such shares in the manner directed by their customers. If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 is considered a “routine” matter, such that, absent direction from you, your broker may vote your shares in its discretion on Proposal Two. Your broker will not have discretion to vote on Proposals One or Three, which are “non-routine” matters. For “non-routine” matters, broker non-votes will not be considered to have been voted “For” or “Against” a particular proposal, and therefore will have no effect on Proposals One or Three.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2024 Annual Report, primarily via the Internet. On or about April 24, 2025, the proxy materials are being mailed to our stockholders. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
How are proxies solicited for the Annual Meeting?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at ir@toasttab.com or:
Toast, Inc.
Attention: Investor Relations
333 Summer Street
Boston, MA 02210
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Matters for Inclusion in Proxy Materials. Stockholders may present proper proposals, including director nominations (subject to the additional requirements set forth in the section titled “Director Nomination” below), for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 25, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Stockholder proposals should be addressed to:
Toast, Inc.
Attention: Corporate Secretary
333 Summer Street
Boston, MA 02210
or ir@toasttab.com
Matters for Consideration at the Annual Meeting but not for Inclusion in Proxy Materials: Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. Any stockholder considering such a proposal should carefully review our Bylaws, which describe the timing, procedural and substantive requirements for such proposal.
To be timely for the 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than the close of business on February 13, 2026; and
•not later than the close of business on March 15, 2026.
In the event that we hold the 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Information with respect to director nominations is included in the section below titled “Director Nomination.” As to proposals regarding other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or bylaw amendment proposed for adoption, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business or nomination, the class and number of shares of our capital stock and/or synthetic equity interest (as defined in the bylaws) which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or nomination, or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Director Nomination. Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any stockholder considering such a nomination should carefully review our Bylaws, which describe the timing, procedural and substantive requirements for such nomination. The nominating and corporate governance committee must receive any such recommendation for nomination within the time periods described above under the section titled “Matters for Consideration at the Annual Meeting but not for Inclusion in Proxy Materials.” For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance—Stockholder Recommendations for Director Candidates.”
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b), including the timely provision of notices to us required thereunder. If any stockholder that provides notice subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the timely provision of notices to us required thereunder, and no other proposing person has provided notice in compliance with Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee will be disqualified. No stockholder may solicit proxies in support of director nominees other than our nominees unless the stockholder has complied with Rule 14a-19 promulgated under the Exchange Act.
In connection with the 2026 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
Availability of Bylaws. A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Who pays for the cost of this proxy solicitation?
We pay the entire cost of preparing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2026 annual meeting and the term of the Class III directors expires at the 2027 annual meeting. After the expiration of their terms, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our Board has nominated Paul Bell and Hilarie Koplow-McAdams for re-election as Class I directors to hold office until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our Board.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present Board. Alternatively, the proxies may vote only for the remaining nominees, leaving a vacancy on our Board. Our Board may fill a vacancy at a later date or reduce the size of our Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
The election of directors requires a plurality of the votes properly cast for the applicable nominee to be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, other director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of our company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Directors
The following table sets forth information regarding our directors, including their ages, as of March 31, 2025:

	Class	Age	Position(s)	Current Term Expires	Expiration of Term for which Nominated	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees for Director
Paul Bell	I	64	Director	2025	2028	M
Hilarie Koplow-McAdams	I	61	Director	2025	2028		M
Continuing Directors
Kent Bennett	II	47	Director	2026	N/A		M	M
Susan Chapman-Hughes	II	56	Director	2026	N/A		C	M
Mark Hawkins	II	65	Board Chairperson	2026	N/A	C	M
Stephen Fredette	III	41	President, Co-Founder, and Director	2027	N/A
Aman Narang	III	42	CEO, Co-Founder, and Director	2027	N/A
Deval L. Patrick	III	68	Director	2027	N/A			C
Departing Directors
Christopher P. Comparato	I	58	Director	2025	N/A
David Yuan	I	50	Director	2025	N/A	M
Legend:
M= Member
C= Chairperson
Nominees for Election to a Three-Year Term Ending at the 2028 Annual Meeting
Paul Bell. Mr. Bell has been a member of our Board since June 2017. Mr. Bell has been an Operating Partner at Lead Edge Capital since July 2013. Previously, Mr. Bell worked for Dell Inc. (“Dell”), serving as President of various business units. Mr. Bell currently serves on the boards of directors of several private companies. Mr. Bell holds an M.B.A. from Yale University and a B.S. and B.A. from Pennsylvania State University. Mr. Bell’s qualifications to serve on our Board include his extensive leadership, executive, managerial, and business experience with technology companies and knowledge of the venture capital industry.
Hilarie Koplow-McAdams. Ms. Koplow-McAdams has been a member of our Board since November 2021. Ms. Koplow-McAdams has been a Venture Partner at New Enterprise Associates since December 2017. Previously, Ms. Koplow-McAdams worked at New Relic, Inc., where she served as President from October 2015 to April 2017, and prior to that as Chief Revenue Officer from December 2013 to September 2015. Ms. Koplow-McAdams has served on the board of directors of Zendesk, Inc. since September 2017 and continues to serve as a director following its acquisition in November 2022. Previously, she served on the board of directors of Tableau Software, Inc. from December 2016 until it was acquired by Salesforce.com, Inc. (“Salesforce”) in August 2019. Ms. Koplow-McAdams has been a Trustee of the University of Chicago since May 2020. Ms. Koplow-McAdams also serves on the boards of directors of various privately held companies. Ms. Koplow-McAdams holds a B.A. in sociology from Mills College and an M.A. in public policy from the University of Chicago. Ms. Koplow-McAdams’ qualifications to sit on our Board include her extensive leadership, executive, and business experience with technology companies and knowledge of the venture capital industry.
Continuing Directors

Kent Bennett. Mr. Bennett has been a member of our Board since December 2015. Mr. Bennett has served as an investment professional at Bessemer Venture Partners, a global venture capital and private equity firm, since 2008 and has been a Partner since 2013. Mr. Bennett currently serves on the boards of directors of various privately held companies. Mr. Bennett holds an M.B.A. from Harvard Business School and a B.S. in Systems Engineering from the University of Virginia. Mr. Bennett’s qualifications to sit on our Board include his extensive experience in the venture capital industry and serving as a director of various privately held companies, and his knowledge of technology companies.
Susan E. Chapman-Hughes. Ms. Chapman-Hughes has been a member of our Board since February 2021. Ms. Chapman-Hughes currently serves as Founder and Managing Partner of Acumentus, a management consulting firm. She was the Executive Vice President, Global Head of Digital Capabilities, Transformation and Operations of The American Express Company (“American Express”) from February 2018 to February 2021. Previously at American Express, Ms. Chapman-Hughes served as Senior Vice President, U.S. Large Market, Global Corporate Payments from December 2014 to February 2018 and in various other roles since 2010. Ms. Chapman-Hughes has served on the board of directors of The J.M. Smucker Company since August 2020 and previously served on the board of directors of Potbelly Corporation from May 2014 to June 2020. Ms. Chapman-Hughes holds an M.B.A. from the University of Wisconsin Madison, a Master’s Degree in Regional Planning from the University of Massachusetts, Amherst and a B.S. in Engineering from Vanderbilt University. Ms. Chapman-Hughes’s qualifications to sit on our Board include her extensive experience as a director of public companies and her leadership, executive, managerial and business experience with technology companies.
Mark Hawkins. Mr. Hawkins has been a member of our Board since April 2020, Chairperson of the Board since January 2024, and the Lead Independent Director of our Board between November 2021 and December 2023. Mr. Hawkins served as the President and Chief Financial Officer Emeritus Advisor at Salesforce between February 2021 and November 2021, the President and Chief Financial Officer from August 2017 to February 2021, and the Executive Vice President and Chief Financial Officer at Salesforce between August 2014 and 2017. Prior to that, he served as Chief Financial Officer and Executive Vice President of Autodesk, Inc., Chief Financial Officer and Senior Vice President of Finance & IT at Logitech International S.A. and held various positions at Dell and Hewlett-Packard. Mr. Hawkins has served on the board of directors of Cloudflare, Inc. since June 2022, and Workday, Inc. since February 2023. He also served as a board member of SecureWorks Inc. from April 2016 until its acquisition by Sophos, Inc. in February 2025. In addition, he serves as a senior advisor and board member to a number of private companies. Mr. Hawkins holds an M.B.A. in Finance from the University of Colorado, a B.A. from Michigan State University and has completed the Advanced Management Program at Harvard Business School. Mr. Hawkins’s qualifications to sit on our Board include his extensive experience as a director of public companies and his leadership, executive, managerial, financial and business experience with technology companies.
Stephen Fredette. Mr. Fredette is a Co-Founder and has been our President since January 2024 and a member of our Board since August 2021. Prior to that, Mr. Fredette was our Co-President since December 2015 and our Chief Executive Officer from December 2011 to February 2015. Mr. Fredette also served as a member of our Board from December 2011 to June 2017 and from February 2020 to January 2021. Previously, Mr. Fredette served in various roles at Oracle Corporation (“Oracle”). Mr. Fredette holds a B.S. in Chemistry from the Massachusetts Institute of Technology. Mr. Fredette is qualified to serve on our Board because of his management experience and business expertise, including his perspective and experience he brings as our President and as a Co-Founder.
Aman Narang. Mr. Narang is a Co-Founder and has been our Chief Executive Officer since January 2024 and a member of our Board since January 2021. Prior to that, Mr. Narang was our Co-President between December 2012 and December 2023, and Chief Operating Officer between June 2021 and December 2023. Mr. Narang also served as a member of our Board from December 2011 to December 2015 and from June 2017 to June 2018. Previously, Mr. Narang worked in Product Management at Oracle. Mr. Narang holds a B.S. and M.S. in Computer Science from the Massachusetts Institute of Technology. Mr. Narang is qualified to serve on our Board because of his management experience and business expertise, including his perspective and experience he brings as our Chief Executive Officer and as a Co-Founder.
Deval L. Patrick. Mr. Patrick has been a member of our Board since February 2021. Mr. Patrick is a Senior Partner of The Vistria Group, a private impact investment firm, having served as a Senior Advisor to the firm from January 2024 to November 2024. He has been a professor of the practice of public leadership and a co-director of the Center for Public Leadership at Harvard Kennedy School since February 2022. From March 2021 to December 2023, Mr. Patrick was a Senior Advisor at Bain Capital LLC, where he previously founded and, from April 2015 to December 2019, served as Managing Partner of the Double Impact Fund, an investment fund focused on delivering competitive financial returns and positive social impact. Previously, from January 2007 to January 2015, Mr. Patrick served as Governor of the Commonwealth of Massachusetts. Mr. Patrick has served on the boards of directors of Twilio Inc., a cloud communications developer platform, since January 2021. He previously served on the board of directors of American Well Corp., a telemedicine technology company, from June 2015 to December 2019, and from April 2020 to June 2024; Cerevel Therapeutics Holdings, Inc., a biopharmaceutical company focused on neuroscience, from January 2021 until its acquisition by AbbVie Inc. in July 2024; Environmental Impact Acquisition Corp., a special purpose acquisition company focused on sustainability companies, from January 2021 to February 2022; and Global Blood Therapeutics, Inc., a biotech company focused on therapies to address sickle cell disease, from April 2015 to November 2019, and from May 2020 until its acquisition by Pfizer Inc. in October 2022. In addition, Mr. Patrick serves as a member of several charitable boards. Mr. Patrick holds a B.A. in English and American Literature from Harvard College and a J.D. from Harvard Law School. Mr. Patrick’s qualifications to sit on our Board include his extensive executive and business leadership experience with companies, investment firms and government, combined with his dedication and commitment to public interest through corporate social impact and civil rights.
Departing Directors
Christopher P. Comparato. Mr. Comparato has been a member of our Board since December 2015, and served as the Chairperson of our Board between November 2021 and December 2023. Mr. Comparato was our Chief Executive Officer between February 2015 and December 2023. Previously, Mr. Comparato led Customer Success functions at Acquia, Inc. and Endeca Technologies, Inc. (“Endeca”), which was acquired by Oracle, and held management roles at Keane, Inc. and Cambridge Technology Partners, both consulting firms. Mr. Comparato holds a B.S. in Mechanical Engineering from Union College. Mr. Comparato’s qualifications to serve on our Board include his management experience and business expertise, including his prior executive-level leadership and experience scaling companies. Mr. Comparato will be departing from our Board following the Annual Meeting and we thank him for his service as a director.
David Yuan. Mr. Yuan has been a member of our Board since March 2019. Mr. Yuan is a general partner at Tidemark Capital (“Tidemark”), a growth equity firm which Mr. Yuan founded in January 2021. Prior to Tidemark, Mr. Yuan was a General Partner at Technology Crossover Ventures (“TCV”), a private investment firm, from September 2005 to January 2021. Mr. Yuan has served as a director of Cypress Holdings, Inc. since its founding in 2017 until its acquisition by CCC Intelligent Solutions Holdings Inc., where he has continued to serve as a director since the closing of the acquisition in 2021 until April 2022. He has also served on the board of directors of LegalZoom.com, Inc. from October 2018 to March 2022. In addition, he serves as a director or as a board observer of multiple companies within the technology and financial technology space, including Agvend, Karbon, Inc., Kajabi LLC and Onfly. Mr. Yuan holds an M.B.A. from Stanford Graduate School of Business and an A.B. in Economics from Harvard University. Mr. Yuan’s qualifications to sit on our Board include his extensive experience as a director of technology companies and his knowledge of the venture capital and technology industries. Mr. Yuan will be departing from our Board following the Annual Meeting and we thank him for his service as a director.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is elected by our stockholders. Our Board currently consists of ten (10) directors, all of whom, other than Mr. Comparato, Mr. Fredette, and Mr. Narang, qualify as “independent” under the listing standards of the New York Stock Exchange (the “NYSE”). Messrs. Comparato and Yuan, each a Class I director, will be departing from the Board following the Annual Meeting, at which time the size of our Board will therefore be reduced to eight (8) members.
Director Independence
Our Class A common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Mr. Bell, Mr. Bennett, Ms. Chapman-Hughes, Mr. Hawkins, Ms. Koplow-McAdams, Mr. Patrick, and Mr. Yuan is “independent” as that term is defined under the listing standards of the NYSE, as they do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our corporate governance guidelines do not provide a formal policy on whether the roles of Chairperson of our Board and Chief Executive Officer (“CEO”) of the Company should be separate or combined and, therefore, the Board has the flexibility to decide which structure is in the best interests of our stockholders and the Company.
The Board believes at this time that our stockholders are best served by separate Chairperson and CEO roles. Mr. Narang serves as the CEO and Mr. Hawkins currently serves as the Chairperson of the Board.
A number of factors support the separate leadership structure chosen by the Board. Separate Chairperson and CEO roles promotes balance between the Board’s independent authority to oversee the Company’s business and the CEO’s management team, which manages our operations on a day-to-day basis, allows Mr. Narang to focus on operating and managing the Company, leverages Mr. Hawkins’ wealth of public company experience, and fosters accountability and effectiveness of the Board operation. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.
Our Board recognizes that depending on future circumstances, other leadership models may become more suitable in addressing the interests of our Company and our stockholders. Accordingly, our Board may periodically review its leadership structure and adjust such structure from time to time.

Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external and internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and evaluates our Board and committees’ composition. Our compensation committee reviews and discusses the risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on us.
Risks Related to Compensation Policies and Practices
When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our employee compensation plans and policies do not encourage assumption of excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer a balance of short and long-term incentives and fixed and variable amounts and our variable compensation provides enhanced incentives for employees to outperform and strong disincentives for employees to underperform against our Company goals and is based on a balanced mix of Company performance criteria.
Anti-Hedging and Anti-Pledging Policies
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our Toast, Inc. Stock Trading Policy applies to all transactions in our Company securities by our employees, officers and directors and prohibits the following transactions in our Company securities: short sales (unless the sale is part of a permitted “cashless” exercise of stock options), the purchase or sale of derivative securities or hedging transactions, the use of Toast securities as collateral subject to margin calls and the pledge of Toast securities as collateral for loans.
Stock Trading Policy
We maintain a stock trading policy governing the purchase, sale and other dispositions of our securities that applies to all of our directors, officers, and employees and to the Company itself. We believe our stock trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our stock trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Board Meetings and Committees; Annual Meeting Attendance
Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of ten members.
During our fiscal year ended December 31, 2024, our Board held five meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. Under our Corporate Governance Guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend all meetings of our Board and all meetings of the committees on which they serve.
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.
Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All members of our Board attended our 2024 annual meeting of stockholders.
Audit Committee
Our audit committee currently consists of Mr. Bell, Mr. Hawkins, and Mr. Yuan, with Mr. Hawkins serving as Chairperson. Mr. Yuan will be departing from the Board and the audit committee following the Annual Meeting. The Board has appointed Ms. Koplow-McAdams to the audit committee effective immediately following her re-election to the Board of Directors at the Annual Meeting. Each member of our audit committee and Ms. Koplow-McAdams meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our audit committee and Ms. Koplow-McAdams also meets the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our Board has determined that Mr. Hawkins is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee’s responsibilities include, among other things:
1.selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
2.ensuring the independence and overseeing the performance of the independent registered public accounting firm, including oversight on regular rotations of audit partners;
3.discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
4.developing procedures for employees to submit concerns anonymously about questionable financial reporting, accounting or audit matters;
5.reviewing our policies on risk assessment relating to financial, accounting, and financial statement risks and our enterprise risk management framework, which includes regular risk assessments on climate and cybersecurity matters;
6.reviewing related party transactions;
7.reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies; and
8.approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at investors.toasttab.com.
Our audit committee held five meetings during the fiscal year ended December 31, 2024.
Compensation Committee
Our compensation committee consists of Mr. Bennett, Ms. Chapman-Hughes, Ms. Koplow-McAdams

and Mr. Hawkins, with Ms. Chapman-Hughes serving as Chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee’s responsibilities include, among other things:
1.reviewing and making recommendations to our Board regarding, the compensation of our CEO and non-employee directors;
2.administering our equity incentive plans and clawback policy;
3.overseeing compliance of the stock ownership guidelines;
4.reviewing and assessing the results of the most recent stockholder advisory vote on executive compensation;
5.reviewing, determining, and approving the compensation of our senior management and executive officers (except the CEO), including grants and awards under incentive-based compensation plans and equity-based plans;
6.reviewing key officer succession planning and talent development; and
7.establishing and reviewing general policies relating to compensation and benefits of our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at investors.toasttab.com.
Our compensation committee held six meetings during the fiscal year ended December 31, 2024.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Bennett, Ms. Chapman-Hughes, and Mr. Patrick, with Mr. Patrick serving as Chairperson. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee’s responsibilities include, among other things:
1.identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
2.overseeing the evaluation of our Board, its committees and of individual directors;
3.considering and making recommendations to our Board regarding the composition of our Board and its committees;
4.reviewing developments in corporate governance practices;
5.overseeing our corporate social responsibility undertakings, including our corporate citizenship and sustainability initiatives and targets such as climate-related matters;
6.assisting our Board with CEO succession planning; and
7.reviewing and assessing the adequacy of the corporate governance guidelines and code of business conduct and ethics and recommend any changes to our Board for approval.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at investors.toasttab.com.
Our nominating and corporate governance committee held three meetings during the fiscal year ended December 31, 2024.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or our compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Identifying and Evaluating Director Nominees
The Board has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in these corporate governance guidelines and our compensation committee’s charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.
Diversity
At Toast, we power restaurants of all sizes. The restaurant industry is one of the most diverse industries and we embrace that diversity by encouraging it within our company. Although our Board does not maintain a formal policy with respect to board diversity, our nominating and corporate governance committee considers a broad range of backgrounds and experiences, including, but not limited to, race, gender and national origin in making determinations regarding nominations of directors.
We believe in the benefits of different viewpoints and value the many kinds of diversity reflected by our Board. Five of our directors are gender or ethnically diverse, including two female directors, two Black/African Americans, and two Asians, as self-reported by each director.

Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the factors that our nominating and corporate governance committee considers include, without limitation, character, integrity, judgment, independence, skills, education, expertise, business acumen, business experience, length of service, diversity of background and experience, understanding of our business and industry, potential conflicts of interest and other commitments.
Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our nominating and corporate governance committee also considers results from our annual board and committee evaluations and its periodic review of our Board and committee compositions. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends the director nominees for selection to our full Board.
Stockholder Recommendations for Director Candidates
The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. All recommendations for director candidates must be submitted in writing to our Corporate Secretary at 333 Summer Street, Boston, MA 02210, and must include, in addition to all information required by our Bylaws, the following:
•name and address of the stockholder making the recommendation;
•a representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership;
•name, age, business and residential address, educational background, and current principal occupation or employment of the individual recommended for consideration as a director nominee;
•a description of the qualifications and background of the proposed director nominee that addresses the criteria for board membership approved by the Board from time to time and set forth in the policies and procedures for director candidates adopted by our nominating and corporate governance committee;
•a description of all arrangements or understandings between the stockholder and the proposed director nominee;
•the consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and
•any other information regarding the proposed director nominee that is required to be included in the proxy statement.
Stockholder Communications
The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders may send such communication to the Office of the General Counsel via U.S. Mail or Expedited Delivery Service to: Toast, Inc., 333 Summer Street, Boston, MA 02210, Attn: Board of Directors, c/o Office of the General Counsel.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Toast, Inc., 333 Summer Street, Boston, MA 02210, Attn: Name of Individual Director.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chairperson of the Audit Committee of the Board, in his or her capacity as a representative of the Board, at the address specified by each such director and the Chairperson of the Audit Committee of the Board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including our CEO, Chief Financial Officer (“CFO”) and other executive and senior financial officers. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our Internet website at

investors.toasttab.com and may also be obtained without charge by contacting our Corporate Secretary at Toast, Inc., 333 Summer Street, Boston, MA 02210. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During the fiscal year ended December 31, 2024, we have not granted any waivers from any provision of our Code of Business Conduct and Ethics.
Commitment to Environmental, Social, and Governance
At Toast, we are committed to sound environmental, social and governance (“ESG”) practices and to making our business a force for good in the world. Our ESG and Toast.org initiatives, discussed further below, enhance how we operate and develop long-term value, consistent with Toast’s purpose to “enrich the food experience for all.” We focus our ESG efforts mainly on managing our impacts on a variety of stakeholders, including employees, customers, suppliers, the environment and society.
ESG Governance and Disclosure
Our Board, through the nominating and corporate governance committee, has oversight of corporate social responsibility undertakings, including our strategy and initiatives around sustainability, ESG, culture and belonging, and climate, and through the audit committee, tracks rules and regulations on disclosure, including on ESG and climate-related matters. Our leadership team oversees our ESG roadmap and it is executed through cross-functional efforts.
Highlights of our ESG work include:
Sustainability and Climate. We are committed to supporting efforts to mitigate climate change by minimizing both our use of natural resources and waste production. Our environmental efforts span our operations, platform, and products — including our workplaces, the full life cycle of our hardware and how we can help our customers and their guests reduce their impacts.
Toast incorporates climate change risks and low-carbon transition risks into its enterprise risk management process, in alignment with the Task Force on Climate-related Financial Disclosures framework. In 2024, Toast received limited assurance for our 2022 and 2023 Greenhouse Gas (“GHG”) Inventories. We continued GHG inventory calculation (Scopes 1, 2, & relevant Scope 3) for fiscal year 2024 per the GHG Protocol and remain committed to net-zero Scope 2 emissions for electricity via renewable energy. In 2024, Toast also launched a takeback recycling program for all hardware, and adopted the Responsible Business Alliance (“RBA”) Code of Conduct for certain hardware suppliers, enhancing sustainability and labor standards in our value chain.
Supporting Our Employees. At Toast, we power successful restaurants of all sizes. The restaurant industry is one of the most diverse industries - we embrace that diversity and encourage inclusivity and equity for all within our company. We believe the success of our business comes only with the success of our employees. We believe having a diverse and inclusive workforce is a strategic enabler to our business success. Our goal is to create a culture where all employees can thrive and our strategy is rooted in four key principles: we believe great talent is everywhere; difference enables innovation; to reach our customers, we must understand them; and we want to be the best place to work for our employees.
Supporting Our Communities. At Toast, we are committed to supporting communities and empowering our customers through three key pillars - food insecurity, industry prosperity, and environmental sustainability. Toast.org, our social impact engine, addresses societal challenges connected to the restaurant community through committing resources such as our philanthropy, people and products.
In furtherance of Toast’s values and these goals, we have made annual issuances of equity since 2021 pursuant to our Pledge 1% commitment. In connection with the commitment, our Board reserved 5,468,890 shares as bona fide gifts to fund our social impact initiatives through Toast.org, with approximately $5 million in transfer-date fair market value contributed to Toast.org in 2024.

Supporting Our Customers. Toast.org continued to build its Restaurant Changemaker product suite, building on the foundation laid in 2023 with the Food Waste Reduction tool, designed to help restaurants save money and prevent food waste and associated emissions, and the Toast Fundraising tool, a product feature that empowers our restaurant customers to create campaigns for causes they care about. In 2024, Toast launched Packaging Preferences, helping Toast customers reduce disposable plastic waste by given restaurants the option to allow guests to specify their packaging needs at digital checkout. Addressing food insecurity, Toast.org also supported the launch of a feature to enable payment through select Supplemental Nutrition Assistance Programs ("SNAP") benefits for Toast Retail customers.
Data Privacy and Cybersecurity. We are committed to responsibly handling the information of our employees, customers, their guests and employees, and other stakeholders in accordance with applicable data privacy laws and security best practices. We maintain a dedicated team of privacy and security professionals, along with comprehensive privacy and security programs. Toast is regularly audited by internal and third-party auditors that attest to PCI Compliance and SOC2 Type 1. Privacy and security risks, including cybersecurity and compliance, are reported in accordance with the enterprise risk management program to the enterprise risk committee and to the audit committee of the Board.
Transparent Disclosure. We continue to issue our annual ESG report, including disclosures informed by the Sustainability Accounting Standards Board (“SASB”) standards for our sector. For more information on our commitment to addressing ESG matters across our business, please visit https://pos.toasttab.com/esg.

NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
We maintain a Non-Employee Director Compensation Program, which is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber members of our Board. Under our Non-Employee Director Compensation Program, all directors who are not employees of the company or any of its subsidiaries, collectively referred to as our non-employee directors, are eligible to receive compensation under the program.
Non-Employee Director Compensation Policy
In November 2022, our Board approved the Toast, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which became effective on January 1, 2023. The Director Compensation Policy governs the administration of our Non-Employee Director Compensation Program.
In November 2023, following a benchmarking review of non-employee director compensation values and programs among our Peer Group (as described in the Compensation Discussion and Analysis section), and in order to provide market-competitive compensation to our non-employee directors, our Board approved an additional annual cash retainer for the non-executive board chair position that is equivalent to the additional annual cash retainer for the lead independent director position (i.e., $40,000). All other cash and equity retainer amounts remained unchanged.
Under our Director Compensation Policy, our non-employee directors were compensated according to the director cash retainer table below. All cash retainers are paid quarterly in arrears and prorated for partial years of service.

Cash Retainer
Annual Retainer for Board Membership
Annual service on the Board	$50,000
Annual service as the chairperson of the Board or lead independent director	$40,000
Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$25,000
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as compensation committee chairperson	$20,000
Annual service as member of the compensation committee (other than chair)	$10,000
Annual service as nominating and governance committee chairperson	$10,000
Annual service as member of the nominating and governance committee (other than chair)	$5,000
In addition, our Director Compensation Policy provides that, upon initial election or appointment to our Board, each new non-employee director will be granted a one-time grant of restricted stock units (“RSUs”) with a total value of $400,000 on the date of such director’s election or appointment (the “Director Initial Grant”), with the number of RSUs subject to the award determined as described below. The Director Initial Grant vests in substantially equal annual installments over three years, generally subject to continued service with us through each applicable vesting date. Each year thereafter, each non-employee director who continues as a non-employee director will be granted an annual award of RSUs with a total value of $225,000 on the date of grant (the “Director Annual Grant”), with the number of RSUs subject to the award determined as described below. The Director Annual Grant vests on the earlier of the one-year anniversary of the grant date or the next annual meeting of stockholders, generally subject to continued service with us through the applicable vesting date. In 2024, each continuing non-employee director received the Director Annual Grant on the date of our annual shareholder meeting in 2024. The number of RSUs granted to each non-employee director in 2024 was determined by dividing the total value by the average closing market price of one share of our Class A common stock over the trailing 90 trading days ending on the last trading day immediately prior to the grant date. All outstanding Director Initial Grants and Director Annual Grants awarded to our non-employee directors under the Director Compensation Policy will become fully vested and nonforfeitable upon a Sale Event (as defined in our 2021 Stock Option and Incentive Plan, as amended from time to time (the “2021 Plan”)), subject to such director’s continued service with us through the date of such Sale Event.
Employee directors receive no additional compensation for their service as a director beyond the compensation they receive for serving as our officers. We also reimburse all reasonable out-of-pocket expenses incurred by our non-employee directors for their attendance at meetings of our Board or any committee thereof.
The aggregate amount of compensation in any calendar year, including both equity compensation that may be granted in such year, as calculated based on the grant date fair value, and cash compensation paid, to any non-employee director for service as a non-employee director cannot exceed $1,200,000.
Non-Employee Director and Officer Stock Ownership Policy
Under the Toast, Inc. Non-Employee Director and Officer Stock Ownership Policy, Toast non-employee directors are required to own shares of Toast common stock equivalent in value to four (4) times the annual Board cash retainer then in effect. Non-employee directors will have until the later of 1) December 31, 2027, or 2) five (5) years from the date they joined the Board, to meet this requirement. Only shares directly owned by, or beneficially owned in a grantor trust or similar instrument for the benefit of, the non-employee director and/or direct family members and for which the non-employee director has voting and disposal rights and vested deferred stock units held by the non-employee director issued under our Deferred Compensation Program (as defined below) will count towards share ownership under this policy. See “Executive Compensation” below, for information about stock ownership requirements under this policy for our executive officers.
Deferred Compensation Program
In November 2023, our Board approved the Toast, Inc. Deferred Compensation Program (“the Deferred Compensation Program”). Under this nonqualified deferral program which went into effect on January 1, 2024, non-employee directors may elect to defer receipt of their annual cash retainers, their Director Annual Grant, or both. Deferral elections must be submitted in writing before the end of the calendar year preceding the calendar year in which the deferred compensation relates. The participant may direct the investment of deferred cash retainer amounts to select investment alternatives. Deferred restricted stock units will be converted to deferred stock units on a one-to-one basis upon vesting and will be credited to the participant’s account. The period of deferral will cease upon the earliest of (a) the date a non-employee director ceases to serve as a member of our Board and incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), (b) the consummation of a Sale Event (as defined in the 2021 Plan), so long as such Sale Event constitutes a “change in control event” within the meaning of Section 409A, (c) the death of the non-employee director, or (d) the date the non-employee director experiences a disability as defined pursuant to the Deferred Compensation Program.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in the fiscal year ended December 31, 2024. Mr. Narang and Mr. Fredette are members of our Board, but as employees of our company during 2024, they did not receive any compensation from us for their service on our Board. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Mr. Narang and Mr. Fredette as named executive officers for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Paul Bell (2)	60,000	219,685	279,685
Kent Bennett (3)	65,000	219,685	284,685
Susan Chapman-Hughes (4)	75,000	219,685	294,685
Christopher Comparato (5)	50,000	219,685	269,685
Mark Hawkins (6)	125,000	219,685	344,685
Hilarie Koplow-McAdams (7)	60,000	219,685	279,685
Deval Patrick (8)	60,000	219,685	279,685
David Yuan (9)	60,000	219,685	279,685
(1)The amounts reported represent the aggregate grant date fair value of the awards granted to the non-employee directors calculated in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes of our consolidated financial statements of our 2024 Form 10-K. For RSUs, the grant date fair value was calculated by multiplying the closing price of the underlying shares of Class A common stock on the date of grant by the number of RSUs granted. The amounts reported in this column reflect the accounting cost for the stock awards, and do not correspond to the actual economic value that may be received upon issuance of shares of Class A common stock, or any sale of any of the underlying shares of Class A common stock.
(2)Mr. Bell held 9,712 RSUs as of December 31, 2024.
(3)Mr. Bennett held 9,712 RSUs as of December 31, 2024.
(4)Ms. Chapman-Hughes held 9,712 RSUs as of December 31, 2024. Pursuant to the Deferred Compensation Program, Ms. Chapman-Hughes has elected to defer all 9,712 RSUs upon vesting.
(5)Mr. Comparato held 169,035 RSUs and 592,611 unvested stock options as of December 31, 2024. Pursuant to the Deferred Compensation Program, Mr. Comparato has elected to defer 9,712 RSUs upon vesting.
(6)Mr. Hawkins held 9,712 RSUs as of December 31, 2024.
(7)Ms. Koplow-McAdams held 9,712 RSUs as of December 31, 2024.
(8)Mr. Patrick held 9,712 RSUs as of December 31, 2024. Pursuant to the Deferred Compensation Program, Mr. Patrick has elected to defer all 9,712 RSUs upon vesting.
(9)Mr. Yuan held 9,712 RSUs as of December 31, 2024.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2025, and we are asking you and other stockholders to ratify this appointment. During the fiscal year ended December 31, 2024, EY served as our independent registered public accounting firm.
Although ratification of the appointment of EY is not required by our Bylaws or otherwise, our Board is submitting the appointment of EY to stockholders for ratification as a matter of good corporate governance. In the event that a majority of the votes properly cast on this proposal do not ratify this appointment of EY, our audit committee will reconsider whether or not to retain EY. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that a representative of EY will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering (“IPO”).
Audit Fees
The following table sets forth the fees billed or to be billed by EY and its affiliates for professional services rendered with respect to the fiscal years ended December 31, 2024 and 2023. All of these services were approved by our audit committee.

Fee Category	Fiscal 2024	Fiscal 2023
Audit Fees (1)	$3,389,518	$3,805,000
Audit-Related Fees (2)	10,438	8,778
Tax Fees (3)	242,641	391,586
All Other Fees (4)	—	—
Total Fees	$3,642,597	$4,205,364
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements and accounting consultations billed as audit services.
(2)Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.”
(3)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
(4)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting form for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the votes properly cast on this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of the Board comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by our Board, which is available on our website at investors.toasttab.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our financial statements. Our independent registered public accounting firm, EY, is responsible for performing an independent audit of our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
1.reviewed and discussed the audited financial statements with management and EY;
2.discussed with EY the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and those required by the SEC; and
3.received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with EY its independence.
Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the Board:
Paul Bell
Mark Hawkins
David Yuan
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL THREE:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Exchange Act.
The section of this proxy statement titled “Executive Compensation” beginning on page 32, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by our compensation committee. Our executive compensation programs are designed to reward value creation for stockholders and to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders. Our compensation programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders and pay for performance. We have adopted best practices to ensure our executive compensation programs are appropriately managed and well-governed. Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby APPROVED.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes properly cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
As an advisory vote, this proposal will not be binding on the Company, our Board or our compensation committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Notwithstanding the advisory (non-binding) nature of this vote, our Board values the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers, including their ages, as of March 31, 2025:

Name	Age	Position
Aman Narang	42	CEO, Co-Founder, and Director
Elena Gomez	55	President, CFO
Jonathan Vassil	48	Chief Revenue Officer
Brian Elworthy	44	General Counsel and Corporate Secretary
Stephen Fredette	41	President, Co-Founder, and Director
Executive Officers
Please refer to “Information Concerning Continuing Directors” for Mr. Fredette’s and Mr. Narang’s biographies.
Elena Gomez. Ms. Gomez has been our Chief Financial Officer since May 2021 and our President since February 2025. Previously, Ms. Gomez served as the Chief Financial Officer of Zendesk, Inc., a global customer service software company, from May 2016 to May 2021. From July 2010 to April 2016, Ms. Gomez served in senior finance roles at Salesforce, a provider of customer relationship management services, including as Senior Vice President of Finance and Strategy and Senior Vice President of Go-to-Market Distribution. Ms. Gomez has served on the boards of directors of Smartsheet Inc., a software as a service (“SaaS”) collaboration and work management platform provider, from October 2017 until June 2024 and PagerDuty, Inc., a SaaS incident response platform provider, since October 2018. Ms. Gomez holds a B.S. in Business Administration from the Haas School of Business, University of California, Berkeley.
Jonathan Vassil. Mr. Vassil has been our Chief Revenue Officer since January 2022. Previously, he led the Company’s Sales and Onboarding organizations from August 2017 until January 2022. Mr. Vassil has extensive experience in growth businesses and offers a deep background in small-to-medium business sales, operations, and marketplace development. Mr. Vassil has served on the board of several early-stage startup companies. Prior to joining the Company, Mr. Vassil held several senior leadership roles at a GolfNow, a subsidiary of Comcast Corporation, Orderup, and Groupon, Inc. Mr. Vassil holds a B.S. in Behavioral Sciences from the University of Maryland and an M.B.A. from the University of Virginia’s Darden School of Business.
Brian Elworthy. Mr. Elworthy has been our General Counsel since November 2016 and our Secretary since August 2021. Previously, Mr. Elworthy was Assistant General Counsel at inVentiv Health Inc., now Syneos Health, Inc., from July 2014 to November 2016 and an Associate at Ropes & Gray LLP from September 2008 to June 2014. Mr. Elworthy holds a J.D. from Georgetown University and a B.A. from Middlebury College.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Our compensation philosophy, executive compensation programs and the context for executive compensation actions taken during the fiscal year ended December 31, 2024 are described further in this Compensation Discussion and Analysis (“CD&A”). The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding existing and future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.
Named Executive Officers
The compensation provided to our named executive officers for the year ended December 31, 2024 is detailed in the 2024 Summary Compensation Table and this CD&A. Our named executive officers are:
•Aman Narang, our CEO and Co-Founder, who was promoted to CEO on January 1, 2024;
•Elena Gomez, our President and CFO;
•Jonathan Vassil, our Chief Revenue Officer;
•Brian Elworthy, our General Counsel and Corporate Secretary; and
•Stephen Fredette, our President and Co-Founder.
Performance Highlights
Our compensation committee seeks to develop and maintain executive compensation programs that attract, motivate, and retain the leadership we need to meet our strategic goals and manage our business. The following business highlights provide context for executive compensation decisions during the fiscal year ended December 31, 2024.
We delivered strong financial results: In 2024, our GAAP subscription services and financial technology solutions gross profit was up 34% year over year to $1,365 million, and our Non-GAAP subscription services and financial technology solutions gross profit1 (“RGP”) grew 34% year over year to $1,417 million. In addition, we achieved GAAP profitability for the first time: our GAAP net income was $19 million in full year 2024 compared to GAAP net loss of $246 million for the full year 2023. Adjusted EBITDA2 in 2024 was $373 million compared to Adjusted EBITDA of $61 million in 2023.
We continued to empower the food and beverage community and expanded into new verticals and markets: We added a record 28,000 net new locations in 2024, ending the year with approximately 134,000 locations that use Toast to power their businesses. As we continue to deepen market presence in our core U.S. market, we also made notable progress across our new markets including enterprise, international, and retail.
We continued to innovate on our restaurant-first feature set, launching new products and fine-tuning many of the “thousand little things” that add depth to the Toast platform: Key product releases included marketing tools such as an AI-powered writing assistant to easily draft marketing copy, and Toast Websites for creating professional websites efficiently; a Benchmarking tool that provides custom insights to help business owners identify trends and compare performance against peers; and a Branded Mobile App and SMS Marketing capabilities to drive diner engagement on mobile devices.
Executive Compensation Philosophy and Guiding Principles
1 Non-GAAP subscription services and financial technology solutions gross profit is a non-GAAP financial measure. Please refer to Appendix A for a description and reconciliation of this non-GAAP financial measure.

2 Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for a description and reconciliation of this non-GAAP financial measure.

Our compensation philosophy and guiding principles provide a framework for the development and management of our executive compensation programs and practices.
Competitive: Our compensation programs should be market-competitive, enabling Toast to attract and retain top talent in a highly-competitive technology market.
Long-Term Orientation: Equity plays an important role in our executive compensation programs because it is an incentive for long-term value creation and aligns the interests of our leadership team with that of stockholders.
Fair and Fact-Based: We believe compensation decisions should be made based on objective and relevant information and support internal pay equity and we rely heavily on industry trends and market data when making executive compensation decisions.
Pay-for-Performance: Our incentive programs align short- and long-term realizable compensation with company and stock price performance. We also believe in differentiating compensation based on individual performance in recognition of innovation, excellence in delivery and outsized impact.
Simple and Transparent: Our compensation programs should be easy to understand, communicate and administer.
Pay Practices and Governance
Our compensation committee has adopted the following best practices to ensure our executive compensation programs are appropriately managed and well-governed.

WHAT WE DO	WHAT WE DON’T DO
☑ Pay-for-Performance Philosophy: The majority of our executive officers’ compensation is directly linked to corporate performance, differentiated for individual performance or stock performance.	☒ No Hedging or Pledging our Equity Securities: Our Stock Trading Policy prohibits our directors and employees, including our executive officers, from hedging or pledging our securities.
☑ Compensation At-Risk: The majority portion of our executive officers’ compensation is “at-risk” based on our corporate performance, as well as equity-based, to align the interests of our executives and stockholders.

☒ No Single-trigger Equity Vesting: Under our equity plan and severance and change in control policies, in a change in control where equity awards are assumed, continued or substituted by a successor entity, such awards will vest only if the individual has a qualifying termination of employment within a specified period of time following the change in control.

☑ Multi-Year Vesting on Equity Awards: Our executive officers’ long-term equity incentives vest over multiple years to encourage long-term value creation to align the interests of our executives and stockholders.

☒ No 280G Excise Tax or Gross-up Payments: Our severance and change in control policy does not include payment for 280G excise taxes or tax gross-ups.

☑ Annual Compensation Peer Group Review: We conduct an external peer group review each year with our compensation committee’s independent, third-party compensation consultant to align compensation decisions with market based practices.

☒ No Special Health and Welfare Benefits. Our executive officers participate in our health and welfare benefits programs on the same basis as our other employees.
☑ Independent Compensation Consultant: Our compensation committee retains the services of an independent, third-party compensation consultant to provide advice on executive compensation pay and practices.

☒ No Single-Year Vesting: To encourage long-term value creation, our equity awards vest over multiple years.
☑ Committee Independence: Our compensation committee is composed entirely of independent directors as defined under the rules of the NYSE.	☒ No Discounting of Stock Options or Repricing of Underwater Options: We do not permit discounting of stock options or repricing of underwater options.
☑ Annual Say-On-Pay Vote: We put our executive compensation to an advisory vote of stockholders annually.	☒ No Minimum Guaranteed Annual Cash Incentives: Our annual short term incentive program does not guarantee any minimum level of payments.
☑ 10b5-1 Plans: We require our executive officers to plan any stock sales in advance through the use of 10b5-1 plans.
☑ Stock Ownership Guidelines: Our directors and executive officers are subject to ownership guidelines.
☑ Clawback Policy: We have adopted a compensation recovery policy applicable to all of our executive officers.
Say-on-Pay Vote on Executive Compensation
At our 2024 Annual Meeting, we conducted a non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay vote”). Approximately 97% of the votes cast on this proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement. We appreciate our stockholders’ support and viewpoint expressed by the voting results on our current executive compensation structure and policies. As such, we did not introduce any changes to our 2024 executive compensation arrangements as a result of the Say-on-Pay vote.
Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2022 Annual Meeting, we intend to hold an annual Say-on-Pay vote. Because we value the opinions of our stockholders, the Board and our compensation committee will consider the outcome of the Say-on-Pay vote, as described in Proposal No. 3 of this proxy statement, as well as feedback received throughout the year, when making compensation decisions for our named executive officers in the future.
Oversight for Our Executive Compensation Programs

Our compensation committee directs the design and oversees the operation of our executive compensation programs. A description of our compensation committee’s structure, roles and responsibilities can be found above under the heading “Corporate Governance—Board Meetings and Committees; Annual Meeting Attendance.”
Working with its compensation consultant, our compensation committee reviews and approves the compensation of our executive officers, except for our CEO and recommends to our Board our CEO’s short-term incentive plan award associated with performance against our corporate goals for the prior fiscal year, as well as the other elements of our CEO’s compensation package, including the base salary, short-term incentive plan opportunity and equity grant for the current fiscal year. Our CEO’s annual performance and compensation package is then evaluated and approved by our full Board.
In making decisions about the compensation of our executive officers, the committee takes a broad-based approach and may consider a number of factors, such as:
•our executive compensation objectives;
•corporate growth and financial performance;
•the individual performance of each executive officer, and their expected future contributions in furthering our financial and operational success;
•relevant competitive market data and analyses as discussed below;
•the cost of replacing an executive officer;
•the current outlook of the market for executive talent generally;
•the value, vesting schedule, and structure of historical compensation awards made to our executive officers; and
•internal pay equity, taking into consideration each individual’s impact on our business and performance.
Role of the Independent Compensation Consultant: Our compensation committee has the authority under its charter to directly retain, review fees for, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities. Our compensation committee has retained an independent compensation consultant (“the compensation consultant”) who provides information and analyses that serve as the basis for setting executive and director compensation levels and advises our compensation committee on compensation decisions. The compensation consultant also advises our compensation committee on the structure of executive and director compensation programs, including the design of incentive plans, the forms and mix of compensation, allocation of equity compensation, regulatory requirements and other topics relevant to executive and director compensation. During the fiscal year ended December 31, 2024, our compensation committee retained Compensia as its compensation consultant. Our compensation committee reviews the independence of its compensation consultant annually and found no conflict of interest with Compensia during its 2024 independence review.
Compensia did not provide any additional services beyond providing advice on the amount or form of compensation for our directors and management during the fiscal year ended December 31, 2024. Our compensation committee has adopted protocols governing if and when its compensation consultant’s advice to our compensation committee can be shared with management, recognizing that, in advising our compensation committee, it is necessary for the compensation consultant to interact with management to gather information. Our compensation committee also determines the appropriate forum for receiving guidance from its compensation consultant. Where appropriate, our compensation committee invites management to provide context that may inform its decision-making. In other cases, our compensation committee receives the compensation consultant’s advice in executive sessions where management is not present. Our compensation committee also engages directly with its compensation consultant between meetings, as deemed necessary by our compensation committee. This approach further allows our compensation committee to receive objective advice from the compensation consultant and establishes a forum for independent decisions about executive pay.
Role of the CEO: The CEO regularly attends a portion of each compensation committee meeting. He provides our compensation committee with his assessment of the performance of the other named executive officers and provides recommendations for their compensation, which the committee considers and may approve or modify. The CEO does not make recommendations to the committee or participate in committee decision-making regarding his own compensation. Our compensation committee has delegated authority to our CEO to grant options and RSUs to certain employees that are not executive officers under specified guidelines.
Use of Market Data
Market Data and Reference Points: Our compensation committee reviews competitive market compensation for our executive roles provided by the compensation consultant and uses the information as a reference point in making decisions on compensation levels, the mix of base salary, target short-term and long-term incentives, and other executive pay practices. Our compensation committee uses the 25th, 50th and 75th percentiles of market as reference points and the selection of a specific market reference point may vary for each pay element. Market data is only one factor considered in the compensation-setting process, and an individual named executive officer’s total compensation (or an element of compensation) in any given year may be set above or below market reference points, depending on holistic consideration of relevant factors as outlined above. Our compensation committee has not adopted a practice of setting executive compensation solely aligned with a particular market reference point.
External Market Analysis and Peer Companies: Our compensation committee reviews market compensation levels at least annually to understand the placement of our executive compensation relative to the competitive market for executive talent. This assessment includes evaluation of base salary, and short- and long-term incentive opportunities against executive compensation reported by a peer group of companies selected by our compensation committee as comparable to Toast. The compensation committee also considers market compensation information collected from survey sources. The compensation consultant supports our compensation committee in the selection of the peer company group and also provides the compensation committee with analyses of the peer company and survey executive compensation information.
Our compensation committee selected a group of peer companies (the “Peer Group”) in August 2023 which it used as a reference group in making executive compensation decisions for 2024. Criteria considered to determine the peer company group included industry (primarily targeted application software companies), revenue over the preceding four quarters (between 0.25x and 4x our revenue for the same period, as reported at the time of assessment); and market capitalization (between 0.25x and 4x our market capitalization as reported at the time of assessment). In addition, the compensation committee considered revenue growth, total shareholder return, business model similarity, and duration of time in operation as a public company. Based on its review of the peer companies against these criteria in August 2023, in consultation with the compensation consultant, the compensation committee removed Akamai Technologies, Inc., DocuSign, Inc., Dropbox, Inc., Pegasystems Inc., RingCentral, Inc., Splunk Inc. and Zendesk, Inc. from the peer group used as a reference group for making executive compensation decisions for 2023 and added Affirm Holdings, Inc, BILL Holdings, Inc., MongoDB Inc., Paylocity Holding Corporation, Procore Technologies, Inc., Shift4 Payments, Inc. and Smartsheet Inc.
The group of peer companies our compensation committee selected in August 2023 as a reference group for making executive compensation decisions for 2024 is shown below:

Affirm Holdings, Inc.	HubSpot, Inc.	Smartsheet Inc.
AppLovin Corporation	MongoDB Inc.	The Trade Desk, Inc.
BILL Holdings Inc.	Paycom Software, Inc.	Twilio Inc.
Datadog, Inc.	Paylocity Holding Corporation	Unity Software Inc.
DoorDash, Inc.	Procore Technologies, Inc.	ZoomInfo Technologies Inc.
Dynatrace, Inc.	PTC Inc.
Etsy, Inc.	Shift4 Payments, Inc.
Our compensation committee, in consultation with the compensation consultant, reevaluated the peer company group in July 2024 in order to ensure all companies in the Peer Group continued to be appropriate comparators based on similar types of criteria used in the August 2023 evaluation. Based on the reevaluation, the compensation committee did not make any changes to the peer company group. The peer company group approved by our compensation committee in July 2024 was not used as a reference in the evaluation of executive compensation decisions for 2024 and was used for evaluating executive compensation decisions for 2025.

Our Executive Compensation Components and Pay Decisions
The compensation of our named executive officers is composed primarily of a combination of base salary, short-term incentive payments, and long-term incentive compensation in the form of stock options and RSUs. The following describes our executive compensation programs and payments for the fiscal year ended December 31, 2024.
Cash Compensation
Our compensation committee reviewed compensation for our executives, including our named executive officers, during 2024 and approved changes to cash compensation informed by our compensation philosophy and based on its review of relevant factors noted in “Oversight for Our Executive Compensation Programs” above, including job responsibilities, scope and impact, market data for comparable roles, individual performance, and internal pay parity considerations.
Base Salary
In the first quarter of 2024, based on its evaluation, our compensation committee approved the following changes to base salaries.

Named Executive Officer	2023 Base Salary	2024 Base Salary (1)	Percentage Change
Aman Narang (2)	$20,000	$400,000	2,000%
Elena Gomez	$438,000	$454,425	3.75%
Jonathan Vassil	$380,500	$394,769	3.75%
Stephen Fredette (3)	$20,000	$20,000	—%
Brian Elworthy	$380,500	$394,769	3.75%
(1)2024 base salary changes (where applicable) became effective April 1, 2024 unless otherwise noted.
(2)Mr. Narang’s 2024 base salary change, which was intended to align his base salary more closely with the market data, was effective upon his promotion to the CEO role on January 1, 2024.
(3)Cash compensation for Mr. Fredette did not change during 2024. The annual base salary for Mr. Fredette remained at $20,000 which was intended to cover employee payroll benefit plan contributions and payroll taxes with minimal resulting net pay after applicable withholding. In February 2025, our compensation committee approved a change in Mr. Fredette’s 2025 annual base salary to $450,000; with his 2025 annual target bonus set to 60% of annual base salary.

Short-Term Incentive Bonus Plan
Our short-term incentive bonus plan is funded based upon, and designed to incentivize and reward the attainment of, company-wide financial or strategic goals, ensuring alignment across the Company. In addition, performance against individual business objectives serves as a multiplier, creating an incentive and reward for the achievement of strategic, financial and operational goals important to a given function in driving the growth, development and operation of our business. During 2024, all of our named executive officers (“NEOs”) except Mr. Fredette were eligible for and received an annual bonus award based upon company performance and the achievement of business objectives, as approved by our compensation committee and further described below. Our bonus period is on an annual basis, which aligns the bonus performance period with our annual financial and operating plans.
Our short-term incentive bonus plan is administered under the Toast, Inc. Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”), which is our executive short-term incentive plan governing bonus payments to eligible executives, including our named executive officers. Our compensation committee has the sole discretion and authority to determine, approve and administer bonus payments to eligible executives under the Incentive Plan. Our compensation committee will establish a target annual bonus opportunity for each eligible executive for each performance period, which is expressed as a percentage of annual base salary. Each executive’s target annual bonus for the period is also adjusted based on employment changes, such as hire date, that impact program eligibility within the period. Incentive goals will have targets and our compensation committee may also set minimum and maximum goals.
For 2024, our compensation committee assigned each of our named executive officers a target performance-based cash bonus opportunity that was based on a percentage of each executive officer’s base salary. The target performance-based cash bonus opportunity for each of our named executive officers for 2024 was determined based on the compensation committee’s review of relevant factors noted in “Oversight for Our Executive Compensation Programs” above.

Named Executive Officer	2023 Target Bonus Percentage	2024 Target Bonus Percentage (1)	Percentage Change
Aman Narang (2)	—	100%	100%
Elena Gomez	75%	75%	—%
Jonathan Vassil	100%	100%	—%
Stephen Fredette	—	—	—%
Brian Elworthy	50%	60%	10%
(1)2024 target bonus percent changes (where applicable) became effective January 1, 2024.
(2)Mr. Narang’s 2024 target bonus percent change was effective upon his promotion to the CEO role on January 1, 2024.
2024 Bonus Funding Goals and MBOs (as defined below):
For 2024, our compensation committee approved bonus funding metrics and goals for the annual bonus period at its February 2024 meeting. Company achievement against the bonus funding goals determined the bonus funding for the bonus period, expressed as a percentage of the target annual bonus for the period. Our compensation committee selected RGP and Adjusted EBITDA, each subject to customary adjustment for acquisition activities, as bonus funding goals for the 2024 bonus performance period which began on January 1, 2024 and ended on December 31, 2024.
Our compensation committee selected these metrics because they were key measures of our top line growth and the profitability and efficiency of our business. The RGP goal was weighted 70% because it is an indicator of the Company’s growth and scale. Adjusted EBITDA was weighted 30% and selected because it measures total revenue growth and profitability. Performance against each goal was measured independently. Achievement against the goals for each applicable metric governs the funding for the portion of the bonus associated with that metric. When approving the goals, our compensation committee determined that financial results from acquisitions during the bonus period would be removed from results for the determination of performance against bonus funding goals for such period to ensure we reward the management only for the performance they directly influenced.
Our compensation committee set rigorous bonus incentive plan targets for RGP and Adjusted EBITDA goals that are challenging to attain and require significant effort by our executive officers to achieve. In order for the portion of bonus associated with each applicable metric to be funded at 100%, the target financial goal for that metric must be met. For each metric, our compensation committee also approved threshold goals below target which, if met, would result in 50% bonus funding for the RGP metric and 75% funding for the Adjusted EBITDA metric. Performance below the threshold goal would result in no funding for the portion of bonus associated with that metric. Our compensation committee also approved above-target stretch goals, which if met or exceeded would result in maximum funding of 160% for the RGP portion of the bonus and 125% for the Adjusted EBITDA portion of the bonus. Funding for performance falling between the threshold and target or target and maximum goals would be interpolated in a straight-line fashion to determine funding for the portion of bonus associated with that metric.

Bonus Metric	Threshold	Target	Maximum
RGP	50%	100%	160%
Adjusted EBITDA	75%	100%	125%
Each executive officer, including our named executive officers, also had established individual business objectives (“MBOs”) for the first half of the year (“H1”) and the second half of the year (“H2”). Some of the MBOs were shared objectives, either across the entire executive team or shared by certain functions, and some were individual objectives. Performance against the H1 and H2 MBOs were evaluated at the end of each applicable period, resulting in an MBO achievement percentage (“MBO %”) for the period. The average of the H1 and H2 MBO % was then calculated to determine each executive’s blended MBO % for 2024. The blended MBO % for 2024 was applied as a multiplier to the funded bonus amount to determine the executive’s final approved bonus payment for the applicable bonus period. Since MBO % is used as a multiplier, no bonus can be earned if the RGP and Adjusted EBITDA funding goals are not met.

Annual Funded Bonus * Blended MBO % for 2024 = Individual Bonus Payment

2024 Bonus Achievement:
Actual 2024 RGP results fell between the target and maximum goals. Actual 2024 Adjusted EBITDA results exceeded the maximum goal. Based upon the combination of performance between the two metrics, our compensation committee approved 136% funding for executive bonuses for the 2024 bonus period with no adjustment made.
2024 Bonus Funding Goal Achievement:

Metric*	Goal Achievement	Bonus Achievement		Metric Weighting		Bonus Funding
RGP	Between Target and Maximum	140%	*	70%	=	98%
Adjusted EBITDA	Target Goal Exceeded	125%	*	30%	=	38%
Total				100%		136%
* We are not disclosing the specific numbers for the bonus funding metrics or the actual goal achievement because we believe disclosure would cause substantial competitive harm (for example, by providing competitors insight into our sales strategy and business operations) without adding to a meaningful understanding of our business. However, like performance targets for all metrics, our compensation committee has set performance goals at definitive, rigorous, and objective levels so as to require significant effort and achievement by our executive team to be attained.
Our compensation committee also evaluated the performance of each executive against their individual MBOs for H1 and H2 and approved the blended 2024 MBO % for each executive. The MBOs for our named executive officers included challenging goals related to the growth of booked and live locations, the expansion of our business into new customer segments, continued evolution of our public company operating processes, product development, and initiatives relating to operational efficiency and cost management. Most of the individual MBOs were met, resulting in a blended MBO % as reflected in the table below.
For each eligible executive, the annual funded bonus was multiplied by the executive’s blended 2024 MBO % to determine the executive’s 2024 bonus payment as shown below.

2024 Bonus Payments:

Name	2024 Target Bonus*	2024 Funded Bonus Based on 136% Financial Goal Achievement	Individual Blended 2024 MBO %	2024 Approved Bonus Payment**	2024 Approved Bonus as % of Target Bonus
Aman Narang	$400,000	$544,000	93%	$505,920	126%
Elena Gomez	$337,756	$459,348	90%	$413,413	122%
Jonathan Vassil	$391,221	$532,061	98%	$521,420	133%
Brian Elworthy	$234,733	$319,237	96%	$306,467	131%
*As adjusted for changes in compensation during 2024.
**Numbers may not tie due to rounding.
Equity-Based Compensation
We grant equity awards to our executive officers because they provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and stockholders. Accordingly, although we do not have a formal policy specifically for our executive officers with respect to equity incentive award grants, our Board or the compensation committee reviews and considers the equity incentive compensation of our named executive officers when determining our executive compensation on an annual basis.
For 2024, our compensation committee approved equity awards to each of our executive officers which were granted on March 11, 2024. Our compensation committee approved a grant value for each executive officer which was determined based on a review of market-competitive equity grant values for similar roles at peer companies, the relative scope and impact of the executive officer’s role at Toast, and the executive officer’s contribution, performance and future growth potential. In 2024, Mr. Narang’s equity award was reflective of his promotion to CEO. The grant value approved by the Board was consistent with the CEO equity award value in 2023. The equity award values for the other executive officers were consistent with the equity award values from 2023 after a review of overall market practices. The approved equity grant value was granted as a mix of stock options and RSUs. In 2024, our compensation committee chose to issue 60% of the grant value in the form of stock options, which the compensation committee believes strongly links executives’ pay outcomes to performance and shareholder interests because stock options deliver value to the executive only if the price of our stock rises higher than the option exercise price. Our compensation committee chose to issue 40% of the grant value in the form of RSUs because RSUs also provide an incentive to increase enterprise value over the long-term while supporting retention in volatile stock market conditions and reducing dilution. In 2024, the grant date fair value of RSUs reported in the Summary Compensation Table is higher than the RSU intended grant value due to our 90-day trailing average methodology to convert awards from dollar values to units as described below.
The stock options and RSUs granted to our executive officers in 2024 vest in equal quarterly increments over a four-year period, generally subject to continuous service with us through each applicable vesting date.

Our compensation committee approved grants of stock options and RSUs to our named executive officers during 2024 as summarized below. These grants were issued on March 11, 2024 pursuant to our 2021 Plan.

Name	Approved Grant Value ($)	Grant Value for Stock Options (60%) (1)	Grant Value for RSUs (40%) (2)
Aman Narang	$9,000,000	$5,400,000	$3,600,000
Elena Gomez	$4,512,500	$2,707,500	$1,805,000
Jonathan Vassil	$3,562,500	$2,137,500	$1,425,000
Stephen Fredette	$4,037,500	$2,422,500	$1,615,000
Brian Elworthy	$2,850,000	$1,710,000	$1,140,000
(1)The number of stock options granted to our executive officers in 2024 was determined on the grant date as governed by our Equity Award Grant Policy, described below. The number of stock options granted was determined by dividing the portion of the approved grant value allocated to stock options by the fair value of the award on the date of grant calculated under ASC Topic 718. Stock options granted to our executive officers provide an option to purchase shares of our common stock subject to vesting and have a ten-year term. The exercise price per share ($24.65) is equal to the closing price of our Class A common stock on the date of grant.
(2)The number of RSUs granted was determined by dividing the portion of the approved grant value allocated to RSUs by the average closing market price of one share of our common stock over the trailing 90 trading days ending on the last trading day immediately prior to the grant date. Each RSU provides the holder with the right to receive one share of our Class A common stock when the RSU vests.
Other Compensation Practices and Policies
Severance and Change in Control Policy and Severance Letter
Severance Policy
In June 2021, we adopted the Toast, Inc. Severance and Change in Control Policy (the “Severance Policy”), which provides certain severance benefits and accelerated vesting of equity awards to certain executives, including the named executive officers, each a “covered employee,” in the event of a qualified termination, including a qualified termination in connection with a change in control. We believe the Severance Policy supports the attraction and retention of senior leaders in a competitive market. We also believe that appropriately structured change in control benefits serve to minimize potential distraction caused by a transaction and reduce the risk that leaders will leave the organization before the transaction closes. The severance payments and benefits under the Severance Policy (and Severance Letter, as applicable and as defined below) superseded any severance payments and benefits for which the covered employees were eligible under existing employment agreements or other agreements, plans, policies, or arrangements.
Pursuant to the Severance Policy, in the event of a termination by us for any reason other than due to “cause” (as defined in the Severance Policy), death, or disability that occurs outside of the period beginning three months prior to and ending 12 months following a “change in control,” as defined in the Severance Policy, (a “Change in Control Period”), subject to the covered employee’s execution and non-revocation of a release of claims in favor of Toast and our affiliates and continued compliance with all applicable restrictive covenants, we will pay the covered employee (i) 12 months of continued base salary, (ii) a lump sum cash payment equal to the covered employee’s target bonus for the year in which the termination date occurs to the extent not already paid and pro-rated to reflect the number of days of service provided in the year of termination, or a prorated target bonus, and (iii) if the covered employee was participating in our group health plan immediately prior to termination and elects COBRA health continuation, monthly cash payments for 12 months in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the covered employee (and his or her eligible dependents) if the covered employee had remained employed by us. Additionally, notwithstanding anything in any applicable option agreement or stock-based award agreement, the covered employee’s unvested and outstanding time-based stock options and other time-based stock-based awards held by the covered employee immediately prior to termination that would have vested during the 12-month period following the termination date will accelerate and become fully vested. Awards that are solely performance-based and/or performance- and time-based will be governed by the terms of the applicable award agreement.
In the event of a (i) termination by us for any reason other than due to cause, death, or disability that occurs within a Change in Control Period or (ii) resignation by the covered employee for “good reason” (as defined in the Severance Policy) that occurs within 12 months following a change in control, in lieu of the foregoing benefits, and subject to the covered employee’s execution and non-revocation of a release of claims in favor of us and our affiliates and continued compliance with applicable restrictive covenants, we shall pay the covered employee: (i) an amount equal to 1.5 times the sum of (A) 12 months of base salary and (B) the covered employee’s target bonus, (ii) a prorated target bonus, and (iii) if the covered employee was participating in our group health plan immediately prior to termination and elects COBRA health continuation, monthly cash payments in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the covered employee (and his or her eligible dependents) if the covered employee had remained employed by us until the earlier of 18 months following the date of termination or the date the covered employee becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. Additionally, notwithstanding anything in any applicable option agreement or stock-based award agreement, the covered employee will receive full accelerated vesting of any unvested and outstanding time-based stock options and other time-based stock-based awards held by the covered employee immediately prior to termination, and awards that are solely performance-based and/or performance- and time-based will be governed by the terms of the applicable award agreement.
For Mr. Fredette, in light of the significant reduction to his base salary and elimination of his bonus opportunity following our IPO, for the purposes of calculating the cash compensation payable under the Severance Policy upon any termination event, the base salary input shall be an amount equal to the greater of his base salary immediately prior to the termination event and $250,000, and the target bonus input shall be an amount equal to the greater of his then-current target bonus and $150,000.
The payments and benefits provided under the Severance Policy in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). These payments and benefits may also subject a covered employee, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.
In August 2024, we adopted the Toast, Inc. 2024 Executive Severance and Change in Control Policy (the “2024 Severance Policy”). No named executive officer is currently a covered employee under the 2024 Severance Policy. For more details about the 2024 Severance Policy, please refer to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2024.
CEO Severance Letter
In conjunction with his promotion to CEO, we entered into a letter agreement with Mr. Narang on September 1, 2023 (the “CEO Severance Letter”), effective as of January 1, 2024, pursuant to which certain provisions of the Severance Policy were superseded solely with respect to Mr. Narang. These variations were determined following a review of competitive practice for severance and change in control benefits for the CEO role and based on evaluation of separation circumstances unique to our CEO position. The CEO Severance Letter provides for an amended definition of “good reason” for purposes of severance payments and benefits under the Severance Policy and provides that (i) upon a resignation by Mr. Narang for good reason outside of a Change in Control Period, he will be entitled to the same severance benefits as if he were terminated by us without cause outside of a Change in Control Period and (ii) upon a resignation by Mr. Narang for good reason within a Change in Control Period, he will be entitled to the same severance benefits as if he were terminated by us without cause during a Change in Control Period. In addition, the CEO Severance Letter provides that as long as Mr. Narang serves as our

CEO, we will nominate him for re-election as a member of our Board and any payments or benefits due to Mr. Narang pursuant to the Severance Policy are subject to his resignation from our Board as of the effective date of the applicable termination event. Furthermore, the CEO Severance Letter provides that for purposes of calculating the cash compensation payable under the Severance Policy upon any termination event, the base salary input shall be an amount equal to the greater of Mr. Narang’s base salary immediately prior to the termination event and $250,000, and the target bonus input shall be an amount equal to the greater of his then current target bonus and $185,000.
Compensation Recovery Policy
In November 2023, the Board approved a Compensation Recovery Policy (the “Clawback Policy”), effective October 2, 2023. The Clawback Policy complies with the SEC’s newly adopted clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event we are required to prepare a “financial restatement” (as defined in the Clawback Policy), we shall, subject to certain limited exceptions as described in the Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., “executive officers,” defined to include (i) the president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any other officer or person who performs a policy making function and (ii) who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation that shall be recovered under the Clawback Policy generally includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure.
Employee Benefits and Other Policies
401(k) Plan
We maintain a tax-qualified retirement plan that provides all regular U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made. Under our 401(k) plan, we will match 50% of the participant’s voluntary contributions up to a maximum of 6% of eligible compensation.
Employee Stock Purchase Plan
Pursuant to our employee stock purchase plan, employees have an opportunity to purchase our Class A common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. The purpose of the employee stock purchase plan is to encourage our employees to become our stockholders and better align their interests with those of our other stockholders.
Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our health and welfare plans.

Perquisites
Perquisites or other personal benefits are not a significant component of our executive compensation programs. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2024.
In November 2023, our Board approved the Deferred Compensation Program. Under this nonqualified deferral program which went into effect on January 1, 2024, non-employee directors may elect to defer receipt of their annual cash retainers, their Director Annual Grant, or both. More information about the Deferred Compensation Program is provided in the “Non-Employee Director Compensation” section of this proxy statement.
Equity Award Grant Policy and Practices
We adopted our Equity Award Grant Policy (as amended from time to time, the “Equity Award Grant Policy”) in December 2021. The Equity Award Grant Policy establishes the process we follow when granting equity-based awards to an officer, employee, or other service provider (other than a non-employee director) of the Company. All equity grants must be approved in advance by our Board or our compensation committee. Our Board or the compensation committee may delegate to a committee comprised of one or more officer(s) of the Company all or part of the authority with respect to the granting of equity awards to employees or eligible service providers who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Our compensation committee has delegated authority to our CEO to grant options and RSUs to certain employees that are not executive officers under specified guidelines. Effective as of August 1, 2024, based upon a market review with our external compensation consultant of common practices, we amended our Equity Award Grant Policy to update the methodology for calculating the number of RSUs that are granted. When dividing the total grant value by the average closing market price of one share of our Class A common stock, instead of using the trailing 90 trading days, we now use the trailing 10 trading days ending on the last trading day immediately prior to the grant date.
We do not grant equity-based awards in anticipation of the release of material nonpublic information and we do not time the disclosure of material non-public information for purposes of affecting the value of executive compensation. In addition, during 2024, we did not grant stock options to any named executive officer during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material non-public information.
Non-Employee Director and Officer Stock Ownership Policy
We believe our non-employee directors and executive officers should have a meaningful and direct ownership stake in the Company that will align their interests with those of the Company’s stockholders and promote a long-term perspective in managing the Company. In support of this objective, in November 2022, our Board approved the Toast, Inc. Non-Employee Director and Officer Stock Ownership Policy (as amended from time to time, the “Policy”) which established stock ownership requirements for Toast non-employee directors and executive officers. The Policy provides a five-year ramp period to enable covered executive officers to build their ownership of Toast shares to meet policy requirements. Starting on December 31, 2027, executive officers other than our CEO and founders, will be required to hold the lesser of 15,000 shares, or an amount of shares equivalent to two (2) times their annual base salary then in effect. For Messrs. Fredette and Narang, the ownership requirement will be the lesser of 50,000 shares, or an amount of shares equivalent in value to $2,500,000. Only shares directly owned by, or beneficially owned in a grantor trust or similar instrument for the benefit of the executive officer and/or direct family members and for which the executive officer has voting and disposal rights and vested deferred stock units, if any, held by the executive officer, will count towards share ownership under this policy. See “Non-Employee Director Compensation” above, for information about stock ownership requirements under this policy for our non-employee directors.
Material Tax Implications of the Program
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code, or Section 162(m), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified former or current executive officers, subject to certain exceptions for remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 (and which are not subsequently modified in any material respect).
To maintain flexibility to compensate our executive officers in a manner designed to promote our short- and long-term corporate goals, our compensation committee has not adopted a policy that all compensation must be deductible. Our compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted in order to allow such compensation to be consistent with the goals of our executive compensation programs, even though some compensation awards may result in non-deductible compensation expense. Consequently, our compensation committee does not limit executive compensation to that which is or may be deductible under Section 162(m).
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the compensation committee of the Board:
Susan Chapman-Hughes (Chair)
Kent Bennett
Mark Hawkins
Hilarie Koplow-McAdams

EXECUTIVE COMPENSATION TABLES
2024 Summary Compensation Table
The following table sets forth information regarding total compensation awarded to, earned by and paid to each of our named executive officers during the fiscal year ended December 31, 2024, 2023 and 2022 and their positions as of December 31, 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Aman Narang (4) CEO, Co-Founder	2024	400,000	4,968,380	5,400,004	505,920	—	11,274,304
	2023	20,000	1,755,321	2,999,235	—	—	4,774,556
	2022	20,000	979,120	2,699,979	10,000	—	3,709,099
Elena Gomez (5) President, CFO	2024	450,341	2,491,080	2,707,489	413,413	10,350	6,072,673
	2023	432,808	1,755,321	2,999,235	239,082	19,000	5,445,446
	2022	414,308	1,087,918	2,999,981	335,240	4,512	4,841,960
Jonathan Vassil (6) Chief Revenue Officer	2024	391,221	1,966,651	2,137,501	521,420	10,090	5,026,883
Stephen Fredette (7) President, Co-Founder	2024	20,000	2,228,878	2,422,502	—	—	4,671,380
	2023	20,000	1,579,785	2,699,480	—	—	4,299,266
	2022	20,000	979,120	2,699,979	10,000	—	3,709,099
Brian Elworthy (8) General Counsel, Corporate Secretary	2024	391,221	1,573,311	1,709,992	306,467	9,881	3,990,872
	2023	376,029	965,420	1,650,327	139,277	11,281	3,142,334
	2022	359,649	598,341	1,649,988	160,463	9,124	2,777,565
* Numbers may not tie due to rounding.
(1)The amounts reported represent the aggregate grant date fair value of stock options and RSUs granted to the named executive officers during 2024, 2023, and 2022, as applicable, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair values of the awards reported in this column are set forth in Note 10 of our consolidated financial statements of our 2024 Form 10-K. For RSUs, the grant date fair value was calculated by multiplying the closing price of the underlying shares of Class A common stock on the date of grant by the number of RSUs granted. The amounts reported in this column reflect the accounting cost for the stock options and stock awards, as applicable, and does not correspond to the actual economic value that may be received upon exercise of the stock option, issuance of shares of Class A common stock, or any sale of any of the underlying shares of Class A common stock.
(2)The amounts reported reflect actual cash bonus payments awarded based on the achievement of company and individual performance to our named executive officers under our Incentive Plan, which were approved by our compensation committee or our Board (in the case of Mr. Narang). More details can be found in the "Short-term Incentive Bonus Plan" section of the "Compensation Discussion & Analysis."
(3)The amounts reported include Toast’s contributions to our 401(k) plan and any 401(k) plan match true-ups for fiscal year 2023 posted in 2024.
(4)Mr. Narang’s 2024 base salary was increased to $400,000, effective as of January 1, 2024, upon his appointment as CEO.
(5)Ms. Gomez’s 2024 base salary was $438,000 until April 1, 2024, when it was increased to $452,425.
(6)Mr. Vassil’s 2024 base salary was $380,500 until April 1, 2024, when it was increased to $394,769.

(7)Effective as of September 24, 2021, the completion of our IPO, Mr. Fredette (i) voluntarily elected to receive a base salary of $20,000, and (ii) agreed to forego any cash bonus under the Incentive Plan.
(8)Mr. Elworthy’s 2024 base salary was $380,500 until April 1, 2024, when it was increased to $394,769.
Grants of Plan-Based Awards in 2024
The following table sets forth the individual awards made to each of our named executive officers during 2024. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” section above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Aman Narang
2024 Bonus Opportunity		230,000	400,000	598,000
Time-based Options	3/11/2024		`			370,363	24.65	5,400,004
Time-based RSUs	3/11/2024				201,557			4,968,380
Elena Gomez
2024 Bonus Opportunity		194,210	337,756	504,945
Time-based Options	3/11/2024					185,695	24.65	2,707,489
Time-based RSUs	3/11/2024				101,058			2,491,080
Jonathan Vassil
2024 Bonus Opportunity		224,952	391,221	584,876
Time-based Options	3/11/2024		`			146,602	24.65	2,137,501
Time-based RSUs	3/11/2024				79,783			1,966,651
Stephen Fredette
2024 Bonus Opportunity
Time-based Options	3/11/2024					166,149	24.65	2,422,502
Time-based RSUs	3/11/2024				90,421			2,228,878
Brian Elworthy
2024 Bonus Opportunity		134,971	234,733	350,925
Time-based Options	3/11/2024					117,281	24.65	1,709,992
Time-based RSUs	3/11/2024				63,826			1,573,311

(1)The amounts listed under the Threshold, Target, and Maximum columns of this table reflect any pro-ration of bonus targets due to compensation changes during the measurement periods. More details can be found in the “Short-Term Incentive Bonus Plan” section of the “Compensation Discussion & Analysis.” Total amounts of non-equity incentive plan awards paid to each employee earned for 2024 are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)Consists of RSUs granted under the 2021 Plan. Each RSU award vests in 16 equal quarterly installments over four years following April 1, 2024, generally subject to the employee’s continued service relationship through each vesting date. All shares referenced are Class A common stock, unless otherwise noted.
(3)Consists of options to purchase shares of our common stock granted under the 2021 Plan. Each stock option vests over four years in 16 equal quarterly installments following April 1, 2024, generally subject to the employee’s continued service relationship through each vesting date. All shares referenced are Class A common stock, unless otherwise noted.
(4)The amounts reported represent the aggregate grant date fair value of the awards granted to the named executive officers calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 10 of our consolidated financial statements of our 2024 Form 10-K. The amounts reported in this column reflect the accounting cost for the stock options and stock awards, as applicable, and do not correspond to the actual economic value that may be received upon exercise of the stock option issuance of shares of Class A common stock, or any sale of any of the underlying shares of Class A common stock. For RSUs, the grant date fair value was calculated by multiplying the closing price of the underlying shares of Class A common stock on the date of grant by the number of RSUs granted.

Outstanding Equity Awards at 2024 Year-End Table
The following table sets forth certain information with respect to outstanding equity awards held by each of our named executive officers as of December 31, 2024.

Name	Grant Date	Vesting Commencement Date (2)	Option Awards (1)				Stock Awards (1)
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Aman Narang	2/8/2019	2/8/2019	1,425,000 (4,5)	—	1.51	2/8/2029
	2/8/2019	7/1/2018	1,662,500 (4,5)	—	1.51	2/8/2029
	3/22/2021	3/22/2021	75,000 (5,6)	—	15.26	3/22/2031
	3/22/2021	4/1/2021					3,125 (7)	113,906
	3/15/2022	2/1/2022	210,621 (8)	95,737 (8)	17.38	3/15/2032
	3/15/2022	2/1/2022					17,605 (9)	641,702
	3/10/2023	4/1/2023	114,120 (8)	190,201 (8)	17.33	3/10/2033
	3/10/2023	4/1/2023					63,305 (9)	2,307,467
	3/11/2024	4/1/2024	46,295 (8)	324,068 (8)	24.65	3/11/2034
	3/11/2024	4/1/2024					176,363 (9)	6,428,431
Elena Gomez	3/22/2021	3/8/2021	1,875,000 (6)	—	15.26	3/22/2031
	3/22/2021	4/1/2021					46,875 (7)	1,708,594
	3/15/2022	2/1/2022	234,023 (8)	106,375 (8)	17.38	3/15/2032
	3/15/2022	2/1/2022					19,562 (9)	713,035
	3/10/2023	4/1/2023	114,120 (8)	190,201 (8)	17.33	3/10/2033
	3/10/2023	4/1/2023					63,305 (9)	2,307,467
	3/11/2024	4/1/2024	23,211 (8)	162,484 (8)	24.65	3/11/2034
	3/11/2024	4/1/2024					88,426 (9)	3,223,128
Jonathan Vassil	6/24/2019	3/1/2019	198,996 (4)	—	2.07	6/24/2029
	4/21/2020	4/21/2020	454,755 (6)	—	2.21	4/21/2030
	3/15/2022	2/1/2022	175,517 (8)	79,781 (8)	17.38	3/15/2032
	3/15/2022	2/1/2022					14,671 (9)	534,758
	3/10/2023	4/1/2023	85,590 (8)	142,651 (8)	17.33	3/10/2033
	3/10/2023	4/1/2023					47,479 (9)	1,730,610
	3/11/2024	4/1/2024	18,325 (8)	128,277 (8)	24.65	3/11/2034
	3/11/2024	4/1/2024					69,811 (9)	2,544,611
Stephen Fredette	3/22/2021	3/22/2021	75,000 (5,6)	—	15.26	3/22/2031
	3/22/2021	4/1/2021					3,125 (7)	113,906
	3/15/2022	2/1/2022	210,621 (8)	95,737 (8)	17.38	3/15/2032
	3/15/2022	2/1/2022					17,605 (9)	641,702
	3/10/2023	4/1/2023	102,708 (8)	171,181 (8)	17.33	3/10/2033
	3/10/2023	4/1/2023					56,975 (9)	2,076,739
	3/11/2024	4/1/2024	20,768 (8)	145,381 (8)	24.65	3/11/2034
	3/11/2024	4/1/2024					79,119 (9)	2,883,888
Brian Elworthy	2/8/2019	7/1/2018	75,000 (4)	—	1.51	2/8/2029
	4/21/2020	4/21/2020	404,755 (6)	—	2.21	4/21/2030
	6/2/2021	6/2/2021	60,000 (6)	—	20.94	6/2/2031
	6/2/2021	7/1/2021					3,750 (7)	136,688
	3/15/2022	2/1/2022	128,713 (8)	58,506 (8)	17.38	3/15/2032
	3/15/2022	2/1/2022					10,759 (9)	392,166
	3/10/2023	4/1/2023	62,766 (8)	104,610 (8)	17.33	3/10/2033
	3/10/2023	4/1/2023					34,818 (9)	1,269,116
	3/11/2024	4/1/2024	14,660 (8)	102,621 (8)	24.65	3/11/2034
	3/11/2024	4/1/2024					55,848 (9)	2,035,660
(1)Each of the option grants issued prior to our IPO date, September 24, 2021, were granted under our Amended and Restated 2014 Stock Incentive Plan, as amended (the “2014 Plan”) and are subject to early exercise, which permits the holder to exercise the option at any time following the grant date. If the holder early-exercises the option grants, such individual will hold restricted shares that will vest in accordance with the original stock option vesting schedule. Each of the option grants made following the IPO were granted under our 2021 Plan and are not subject to early exercise. Each of the grants vests based on the holder’s continuous service with us and is subject to certain acceleration of vesting provisions as set forth in our Severance Policy and/or the CEO Severance Letter, as applicable. All shares referenced are Class A common stock, unless otherwise noted.
(2)The vesting commencement date for each award is fixed by our compensation committee or our Board upon grant.
(3)Market value is calculated by multiplying the number of RSUs that have not vested by the closing price of our Class A common stock on the NYSE on December 31, 2024, which was $36.45. All shares referenced are Class A common stock, unless otherwise noted.
(4)This award was fully vested as of December 31, 2024.
(5)The shares referenced are Class B common stock.
(6)The shares subject to this option vest in 20 equal quarterly installments over five years.
(7)The shares subject to this RSU award vest 25% upon the first anniversary, then in 12 equal quarterly installments over the remaining 3 years.
(8)The shares subject to this option vest in 16 equal quarterly installments over four years.
(9)The shares subject to this RSU award vest in 16 equal quarterly installments over four years.

Option Exercises and Stock Vested in 2024
The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of restricted stock and RSUs during the fiscal year ended December 31, 2024, by each of our named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aman Narang	—	—	70,850	1,792,561
Elena Gomez	—	—	147,353	3,618,622
Jonathan Vassil	550,000	14,634,776	40,701	1,017,792
Stephen Fredette	—	—	54,426	1,355,346
Brian Elworthy	322,745	9,420,589	35,512	885,921

(1)The amount in this column is computed by determining the difference between the market price of our Class A common stock on the date of exercise and the exercise price of the exercised stock option, multiplied by the number of shares acquired upon exercise of the option. The value listed represents the aggregate value of all option awards that were exercised by such named executive officer in 2024. All shares referenced are Class A common stock, unless otherwise noted.
(2)The amount in this column is computed by multiplying the number of shares of Class A common stock underlying the vested restricted stock or RSUs, as applicable, by the market price of our Class A common stock on the applicable vesting date. The value listed represents the aggregate value of all shares that vested for such named executive officer in 2024. All shares referenced are Class A common stock, unless otherwise noted.

Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We did not maintain any nonqualified deferred compensation plans for our named executive officers during 2024.
Potential Payments Upon Termination or Change in Control
The Severance Policy (or CEO Severance Letter, as applicable) provides for certain payments and benefits to each of our named executive officers if the named executive officer’s employment is terminated by us or our acquirer or successor without Cause (as defined in the Severance Policy), both during and outside of a Change in Control Period, or terminated by the named executive officer for Good Reason (as defined in the Severance Policy or CEO Severance Letter, as applicable) in the 12 month period following a Change in Control (as defined in the Severance Policy) (or during or outside of the Change of Control Period, for our CEO), subject to the named executive officer’s execution and non-revocation of a separation agreement, including a general release of claims. More details can be found in the “Severance and Change in Control Policy and Severance Letter” section of the “Compensation Discussion & Analysis.” The table below quantifies the potential payments and benefits that would have become due to our named executive officers assuming that one of the triggering events above occurred as of December 31, 2024 (assuming that all outstanding equity awards were assumed, continued or substituted by an acquirer or successor in such change in control). Equity award amounts set forth in the table are based on the market price of a share of our common stock on December 31, 2024, which was $36.45 per share.

	Termination Without Cause or for Good Reason Not in Connection with a Change in Control (1)			Termination Without Cause or for Good Reason in Connection with a Change in Control (2)
Name	Cash Severance ($) (3)	Health Care Benefits ($) (4)	Acceleration of Vesting Equity Awards ($) (5)	Cash Severance ($) (6)	Health Care Benefits ($) (7)	Acceleration of Vesting Equity Awards ($) (8)
Aman Narang	800,000	16,496	7,712,560	1,600,000	24,745	19,175,170
Elena Gomez	792,181	18,558	15,694,419	1,526,027	27,837	25,467,562
Stephen Fredette	400,000	16,358	5,859,639	750,000	24,537	12,927,728
Jonathan Vassil	785,990	16,437	6,299,612	1,570,207	24,655	12,284,558
Brian Elworthy	629,502	—	5,305,154	1,178,985	—	9,980,389

(1)Pursuant to the Severance Policy and the CEO Severance Letter, only Mr. Narang was eligible to receive severance benefits in the event that his employment was terminated for Good Reason outside of a Change in Control Period. All named executive officers were eligible to receive severance benefits if their employment was terminated without Cause outside of a Change in Control Period. The Change in Control Period is the period commencing three months prior to and ending 12 months following a Change in Control.
(2)Pursuant to the Severance Policy and the CEO Severance Letter, Mr. Narang was eligible to receive severance benefits in the event that his employment was terminated without Cause or for Good Reason during a Change in Control Period. Pursuant to the Severance Policy, all other named executive officers were only eligible to receive severance benefits in the event that his or her employment was terminated without Cause during a Change in Control Period or in the event that his or her employment is terminated for Good Reason during the 12-month period following a Change in Control.
(3)Represents 12 months of salary continuation payments, plus a lump sum in cash equal to the executive’s prorated target annual bonus opportunity. Pursuant to the CEO Severance Letter, Mr. Narang’s base salary for purposes of such severance payment was calculated based on the greater of his base salary immediately prior to termination or $250,000 and his bonus was calculated based on the greater of his bonus immediately prior to termination or $185,000; his base salary and bonus as of December 31, 2024 were greater than such amounts. For Mr. Fredette, the base salary for purposes of such payment was based on the greater of his salary immediately prior to termination or $250,000 and his bonus was calculated based on the greater of his bonus immediately prior to termination or $150,000, and his base salary and bonus as of December 31, 2024 were lower than such amounts.
(4)The amounts in this column represent 12 months of the employer portion of health benefit continuation based on the actual cost of the named executive officer’s premiums under our group health and welfare plans as of December 31, 2024.
(5)The amounts in this column represent 12 months of acceleration of equity awards outstanding as of December 31, 2024, calculated based on $36.45 per share, which was the closing price of our common stock on December 31, 2024.
(6)Represents (i) a lump sum cash payment equal to 1.5 times the sum of 12 months of base salary plus the named executive officer’s target annual bonus opportunity, plus (ii) a lump sum in cash equal to the executive’s prorated target annual bonus opportunity. For information on how Mr. Narang’s base salary and bonus is calculated for purposes of his severance payment, see note (3) above. For Mr. Fredette, the base salary for purposes of such payment was based on the greater of his salary immediately prior to termination or $250,000 and his bonus was calculated based on the greater of his bonus immediately prior to termination or $150,000, and his base salary and bonus as of December 31, 2024 were lower than such amounts.
(7)The amounts in this column represent 18 months of the employer portion of health benefit continuation based on the actual cost of the named executive officer’s premiums under our group health and welfare plans as of December 31, 2024.
(8)The amounts in this column represent full acceleration of equity awards outstanding as of December 31, 2024, calculated based on $36.45 per share, which was the closing price of our common stock on December 31, 2024.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Aman Narang, our CEO during 2024. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Ratio Disclosure
For 2024, our last completed fiscal year:
•the total annual compensation of our median employee was $138,338, as determined in accordance with Item 402 of Regulation S-K; and
•the total annual compensation of our CEO, as determined in accordance with Item 402 of Regulation S-K and reported in the “2024 Summary Compensation Table” included elsewhere in this proxy statement was $11,274,304.
Based on this information, for 2024, the ratio of the total annual compensation of Mr. Narang, who served as our CEO during 2024, to the total annual compensation of our median employee was approximately 82 to 1.
Methodology
To identify the median employee, as well as to determine the total annual compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of December 31, 2024, our employee population consisted of 5,655 individuals. Our employee population consisted of all full-time, part-time and temporary employees as of such date, excluding our CEO during 2024.
•To identify the “median employee” from our employee population, we used the following compensation measures to derive an annual compensation amount for each employee:
◦Annual base salary for each employee. For hourly employees, a reasonable estimate of hours worked for 2024 was used. For newly hired employees (excluding any seasonal or temporary workers), an annualized amount was used. For our non-U.S. employees, amounts were converted to U.S. dollars using the foreign exchange rates in effect in our human resources systems as of December 31, 2024, and did not include any cost of living adjustments.
◦Target bonus, which was calculated for bonus eligible employees based on a percentage of their base salary. For our non-U.S. employees, amounts were converted to U.S. dollars using the foreign exchange rates in effect in our human resources systems as of December 31, 2024.
◦Total grant date fair value of equity awards made to eligible employees in 2024, which were calculated in accordance with FASB ASC Topic 718.
•We calculated the annual compensation amount for each of our employees, based on the above components, as of December 31, 2024, based on the 12-month period from January 1, 2024 to December 31, 2024. Based on this approach, we identified a U.S.-based employee as the median employee. We then calculated this employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table, and determined that the employee’s annual compensation for 2024 was $138,338.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning the Company’s variable pay-for-performance compensation programs and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based on: (5)		Net Income (Loss) (7) ($MM)	Adjusted EBITDA (8) ($MM)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return (6) ($)
2024	11,274,304	23,896,929	4,940,452	16,285,484	58	170	19	373
2023	8,588,112	10,904,502	4,413,737	5,676,969	29	125	(246)	61
2022	8,205,804	(14,145,157)	3,749,364	(17,140,438)	29	80	(275)	(115)
2021	2,484,852	97,433,267	5,640,626	58,679,019	56	113	(487)	(42)
(1)Mr. Comparato was our PEO in fiscal years 2021 through 2023. Mr. Narang was our PEO in fiscal year 2024. The amounts listed are the amounts of total compensation listed for our PEO for the corresponding year in the “Total” column of the Summary Compensation Table.
(2)The amounts listed in this column represent the amount of “compensation actually paid” to our PEO in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the amount of actual compensation earned by or paid to our PEO in the applicable year. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from the Summary Compensation Table total related to pension value is not applicable. The following adjustments were made to our PEO’s Summary Compensation Table total compensation for each year to determine the compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Subtract Summary Compensation Table Equity Total (a) ($)	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Year End Fair Value of Equity Awards Granted During Year that are Outstanding and Unvested ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Year over Year Change as of Vesting Date (from Year End) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustment ($)	Compensation Actually Paid to PEO ($)
2024	11,274,304	10,368,384	6,024,372	14,470,755	1,406,218	1,089,664	22,991,009	23,896,929
2023	8,588,112	8,556,875	214,778	8,068,243	1,357,397	1,232,847	10,873,265	10,904,502
2022	8,205,804	8,175,804	(12,120,356)	7,425,937	1,790,943	(11,271,681)	(14,175,157)	(14,145,157)
2021	2,484,852	2,135,088	36,218,236	4,758,989	691,861	55,414,417	97,083,503	97,433,267
a.The grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. The value in this column is subtracted from the “Summary Compensation Table Total for PEO” column of this table.
(3)The amounts listed represent the average amounts of total compensation listed for our non-PEO named executive officers (the “Non-PEO NEOs”) for each corresponding year in the “Total” column of the Summary Compensation Table. The individuals comprising the Non-PEO NEOs for each fiscal year presented are listed below.

FY 2021	FY 2022	FY 2023	FY 2024
Elena Gomez	Elena Gomez	Elena Gomez	Elena Gomez
Jennifer DiRico	Brian Elworthy	Brian Elworthy	Brian Elworthy
Brian Elworthy	Stephen Fredette	Stephen Fredette	Stephen Fredette
Stephen Fredette	Aman Narang	Aman Narang	Jonathan Vassil
Aman Narang	Jonathan Grimm
(4)The amounts listed in this column represent the average amount of “compensation actually paid” to our Non-PEO NEOs for each corresponding year in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual average amount of compensation earned by or paid to our Non-PEO NEOs in the applicable year. We did not report a change in pension value for any of the years reflected in this table; therefore, a deduction from the Summary Compensation Table total related to pension value is not applicable. The following adjustments were made to our Non-PEO NEOs average Summary Compensation Table total compensation for each year to determine the average compensation actually paid:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Subtract Average Summary Compensation Table Equity Total (a) ($)	Add Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Average Year End Fair Value of Equity Awards Granted During Year that are Outstanding and Unvested ($)	Add Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Average Year over Year Change as of Vesting Date (from Year End) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustment ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	4,940,452	4,309,351	7,254,531	6,014,412	540,824	1,844,616	15,654,383	16,285,484
2023	4,413,737	4,101,031	94,619	3,826,319	650,419	792,907	5,364,264	5,676,969
2022	3,749,364	3,474,705	(11,900,420)	3,156,030	761,151	(9,431,858)	(17,415,098)	(17,140,438)
2021	5,640,626	5,240,106	19,793,865	12,813,080	159,190	25,512,365	58,278,499	58,679,019
a.The average grant date fair value of equity awards as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. The value in this column is subtracted from the “Average Summary Compensation Table Total for Non-PEO NEOs” column of this table.
(5)The disclosed values in these columns represent the measurement period value of an investment of $100 as of September 22, 2021, the date our Class A common stock began trading on the New York Stock Exchange, and then valued on the last trading day of each of 2021, 2022, 2023, and 2024, as applicable.
(6)The peer group used is the S&P 500 Information Technology Industry Index, consistent with the peer group used for the stock performance graph in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(7)The dollar amounts listed represent the total net income (loss) reported in the Company’s audited financial statements for the applicable year.
(8)Our company-selected measure is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for a description and reconciliation of this non-GAAP financial measure.
Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs reflect a variable pay-for-performance philosophy. The metrics that the Company uses for our short-term incentive bonus plan are selected based on an objective of incentivizing our eligible named executive officers to increase the value of our enterprise for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our executive officers, for the most recently completed fiscal year, to the Company’s performance include:

Adjusted EBITDA (a non-GAAP financial measure)
RGP (a non-GAAP financial measure)

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs as a group is generally aligned with our cumulative TSR over the four years presented in the table. The general alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our PEO and to the Non-PEO NEOs is comprised of equity awards, the value of which is tied directly to our stock price. Please refer to “Executive Compensation - Compensation Discussion and Analysis,” for information about our executive compensation programs.

Compensation Actually Paid and Cumulative TSR
$120,000,000
$80,000,000
$40,000,000
$—
$(40,000,000)
Compensation Actually Paid
$100
$75
$50
$25
$—
Cumulative TSR
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
TSR

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs is not aligned with our net income (loss) results over the four years presented in the table. Our net income (loss) performance improved over the four-year period reported in the table while the compensation actually paid to our PEO and the other named executive officers declined over the first two years of the same period. The lack of alignment of compensation actually paid with our net income (loss) over the period presented is because a significant portion of the compensation actually paid to our PEO and to the Non-PEO NEOs is comprised of equity awards, the value of which is tied directly to our stock price, and net income (loss) is not used as a metric in the Company’s compensation arrangements. Please refer to “Executive Compensation - Compensation Discussion and Analysis,” for information about our executive compensation programs.

Compensation Actually Paid and Net Income (Loss)
$120,000,000
$80,000,000
$40,000,000
$—
$(40,000,000)
Compensation Actually Paid
—
(200)
(400)
Net Income (loss) ($MM)
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
Net Income

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our Non-PEO NEOs as a group is directionally aligned with our Adjusted EBITDA results over the four years presented in the table. Our 2022 short-term incentive bonus plan included Adjusted EBITDA %, which is derived from Adjusted EBITDA, as a bonus financial funding metric. Our 2023 and 2024 short-term incentive bonus plan also included Adjusted EBITDA as a bonus financial funding metric. Although the graph below shows alignment between compensation actually paid and our Adjusted EBITDA results over the period presented, the primary reason for the decline between 2021 and 2022 and the increase between 2022 and 2024 in compensation actually paid to our PEO and to the Non-PEO NEOs is because a significant portion of the compensation actually paid to our PEO and to the Non-PEO NEOs is comprised of equity awards, the value of which is tied directly to our stock price. Please refer to “Executive Compensation - Compensation Discussion and Analysis,” for information about our executive compensation programs.

Compensation Actually Paid and Adjusted EBITDA
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$—
$(100,000,000)
Compensation Actually Paid
$400
$200
$—
$(200)
Adjusted EBITDA ($MM)
2021
2022
2023
2024
CEO CAP
Average Non-CEO NEO CAP
Adjusted EBITDA

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the period presented in the table was (42%), while the cumulative TSR of the peer group presented for this purpose, the S&P 500 Information Technology Index, was 70% over the same period. Our stock price performance was below that of the S&P 500 Information Technology Index. Following our initial public offering in September 2021, we believe our stock price was subject to greater market volatility than the stock prices for technology companies in the S&P 500 Information Technology Index since companies in the index had been in operation and trading publicly for longer periods of time.

Cumulative TSR of the Company and S&P 500 IT Peer Group
$200
$150
$100
$50
$—
Cumulative TSR
2021
2022
2023
2024
TSR
S&P 500 IT TSR

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by securityholders (1)	50,694,290 (2)	9.67 (3)	120,776,491(4)
Equity compensation plans not approved by security holders	—	—	—
Total	50,694,290	9.67	120,776,491
(1)Includes the 2014 Plan, the 2021 Plan and the 2021 ESPP.
(2)Includes 49,791,655 shares subject to options and RSUs that were outstanding as of December 31, 2024 that were issued under the 2014 Plan and the 2021 Plan.
(3)RSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(4)As of December 31, 2024, an aggregate of 120,776,491 shares of common stock were available for issuance under the 2021 Plan and 2021 ESPP. Our Board has determined not to make any further awards under the 2014 Plan following the closing of our IPO. The 2021 Plan provides that on the first day of each year beginning on January 1, 2022, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to 5% of the outstanding shares of our Class A common stock and Class B common stock as of the last day of our immediately preceding fiscal year or such other lesser amount as our plan administrator may determine. On January 1, 2025, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 28,596,776 shares pursuant to this provision. Furthermore, the shares of Class A common stock underlying any awards under 2021 Plan and the shares of Class B common stock underlying any awards under the 2014 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2021 Plan (provided, that any such shares of Class B common stock of the Company shall first be converted to shares of Class A common stock of the Company). The 2021 ESPP provides that on the first day of each year beginning on January 1, 2022, the number of shares of Class A common stock available for issuance thereunder is automatically increased by the lesser of (i) 11,638,189 shares of Class A common stock, (ii) a number equal to 1% of the outstanding shares of our Class A common stock and Class B common stock as of the last day of our immediately preceding fiscal year or (iii) such other lesser amount as our plan administrator may determine. On January 1, 2025, the number of shares of Class A common stock available for issuance under the 2021 ESPP increased by 5,719,355 shares pursuant to this provision. The 2025 increases are not reflected in the table above. This table above does not include purchase rights accruing under the 2021 ESPP as of December 31, 2024, since the purchase rights (and therefore the number shares to be purchased) were not determinable until the end of the purchase period (i.e., March 1, 2025).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of March 31, 2025, except to the extent indicated otherwise in the footnotes, for:
1.each of our named executive officers for the fiscal year ended December 31, 2024;
2.each of our directors;
3.all of our current directors and executive officers as a group; and
4.each person known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.
We have based our calculation of the percentage of beneficial ownership on 496,241,163 shares of our Class A common stock and 80,514,867 shares of our Class B common stock outstanding on March 31, 2025. Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of our Class A common stock is entitled to one vote per share and each holder of our Class B common stock is entitled to ten votes per share on all matters submitted to a vote of the stockholders. The holders of our voting stock, consisting of Class A and Class B common stock, generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Toast, Inc., 333 Summer Street, Boston, MA 02210.

	Shares Beneficially Owned
	Class A		Class B (1)		% of Voting Power
Name	Shares	%	Shares	%
Executive Officers and Directors:
Brian Elworthy (2)	1,103,692	*	—	—	*
Stephen Fredette (3)	4,393,637	*	25,797,670	32.0%	20.1%
Elena Gomez (4)	2,550,653	*	—	—	*
Aman Narang (5)	793,566	*	22,075,340	26.4%	16.6%
Jonathan Vassil (6)	1,073,006	*	—	—	*
Paul Bell	240,680	*	—	—	*
Kent Bennett (7)	385,994	*	—	—	*
Susan Chapman-Hughes	30,530	*	—	—	*
Christopher P. Comparato (8)	1,567,669	*	9,776,890	12.0%	7.6%
Mark Hawkins	86,892	*	—	—	*
Hilarie Koplow-McAdams	33,179	*	—	—	*
Deval L. Patrick	13,260	*	—	—	*
David Yuan	26,599	*	—	—	*
All executive officers and directors as a group (13 persons) (9)	12,369,357	2.5%	57,649,900	68.2%	43.7%
5% Stockholders:
Entities affiliated with Bessemer Venture Partners (10)	—	—	5,130,529	6.4%	3.9%
Entities Affiliated with TCV (11)	625,000	*	9,380,943	11.7%	7.3%
Technology Investment Dining Group, LLC (12)	37,843,646	7.6%	—	—	2.9%
Capital International Investors (13)	43,142,875	8.7%	—	—	3.3%
FMR LLC (14)	30,595,784	6.2%			2.4%
Jonathan Grimm (15)	1,066,136	*	12,250,167	15.2%	9.5%
The Vanguard Group (16)	36,677,371	7.4%	—	—	2.8%
* Represents less than one percent (1%).
(1)Shares of Class B common stock are convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(2)Consists of (i) 209,206 shares of Class A common stock held by Brian Elworthy, (ii) 78,736 shares of Class A common stock held by the Brian Elworthy Irrevocable Trust of 2019, (iii) 804,878 shares of Class A common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (iv) 10,872 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(3)Consists of (i) 1,402,132 shares of Class A common stock and 19,173,555 shares of Class B common stock held by Stephen Fredette, (ii) 359,327 shares of Class A common stock and 1,580,009 shares of Class B common stock held by the SHFA Family Trust, (iii) 2,121,451 shares of Class A common stock and 4,506,606 shares of Class B common stock held by the SHFA 2021 Nominee Trust, (iv) 66,896 shares of Class A common stock and 462,500 shares of Class B common stock held by the Fredette Family Nominee Trust, (v) 427,396 shares of Class A common stock and 75,000 shares of Class B common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (vi) 16,435 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(4)Consists of (i) 160,498 shares of Class A common stock held by Elena Gomez, (ii) 2,350,156 shares of Class A common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (iii) 39,999 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.

(5)Consists of (i) 275,886 shares of Class A common stock and 18,912,840 shares of Class B common stock held by Aman Narang, (ii) 493,665 shares of Class A common stock and 3,162,500 shares of Class B common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (iv) 24,015 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(6)Consists of (i) 48,388 shares of Class A common stock held by Jonathan Vassil, (ii) 1,011,950 shares of Class A common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (iii) 12,668 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(7)Includes 9,712 shares of Class A Common Stock received by Kent Bennett related to equity grants issued by the Company in connection with Mr. Bennett’s service on the Board. Mr. Bennett has agreed to assign to Deer Management Co, LLC the right to any shares issuable pursuant to this grant or any proceeds from the sale thereof.
(8)Consists of (i) 164,796 shares of Class A common stock and 1,951,390 shares of Class B common stock held by Christopher P. Comparato, (ii) 6,146,890 shares of Class B common stock held by the Comparato Family Holdings Trust dated July 27, 2018, (iii) 290,000 shares of Class B common stock held by the CEC Irrevocable Trust, (iv) 290,000 shares of Class B common stock held by the EAC Irrevocable Trust, (v) 290,000 shares of Class B common stock held by the SCC Irrevocable Trust, (vi) 1,380,529 shares of Class A common stock and 808,610 shares of Class B common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (vii) 22,344 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(9)Consists of (i) 5,704,450 shares of Class A common stock and 53,603,790 shares of Class B common stock held by our executive officers and directors, (ii) 6,538,574 shares of Class A common stock and 4,046,110 shares of Class B common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of March 31, 2025, and (iii) 126,333 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(10)Based solely on a Form 4 filed by Kent Bennett with the SEC on November 22, 2024. Consists of (i) 2,848,469 shares of Class B common stock held by Bessemer Venture Partners IX L.P. (“BVP IX”) and (ii) 2,282,060 shares of Class B common stock held by Bessemer Venture Partners IX Institutional L.P. (“BVP Institutional”, together with BVP IX, the “Bessemer Entities”). Deer IX & Co. L.P. (“Deer IX L.P.”) is the general partner of BVP IX and BVP Institutional. Deer IX & Co. Ltd. (“Deer IX Ltd.”) is the general partner of Deer IX L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter, Robert M. Stavis, Scott Ring, Sandra Grippo and Adam Fisher are the directors of Deer IX Ltd. and hold the voting and dispositive power for BVP IX and BVP Institutional. Investment and voting decisions with respect to the shares held by BVP IX and BVP Institutional are made by the directors of Deer IX Ltd. acting as an investment committee. Mr. Bennett disclaims beneficial ownership of the shares of the Company held by the Bessemer Entities except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The address for each of the Bessemer Entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.
(11)Consists of (i) 462,137 shares of Class A common stock held by TCV X, L.P. (“TCV X”), (ii) 114,602 shares of Class A common stock held by TCV X (A) Blocker, L.P. (“TCV X(A) Blocker”), (iii) 22,531 shares of Class A common stock held by TCV X (B), L.P. (“TCV X(B)”), (iv) 25,730 shares of Class A common stock held by TCV X Member Fund, L.P. (“TCV X Member Fund”); (v) 6,934,153 shares of Class B common stock held by TCV X, (vi) 1,329,812 shares of Class B common stock held by TCV X (A), L.P. (“TCV X(A)”, together with TCV X, TCV X(B), and TCV X(A) Blocker, the “TCV X Entities”), (vii) 389,740 shares of Class B common stock held by TCV X(A) Blocker, (viii) 338,066 shares of Class B common stock held by TCV X(B), and (ix) 389,172 shares of Class B common stock held by TCV X Member Fund. Technology Crossover Management X, Ltd. (“Management X”), is the sole general partner of TCV X Member Fund and Technology Crossover Management X, L.P., which in turn is the sole general partner of each of the TCV X Entities. Management X may be deemed to have the sole voting and dispositive power over the shares held by the TCV X Entities and TCV X Member Fund. The address of TCV is 250 Middlefield Road, Menlo Park, California 94025.
(12)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024. Steven Papa may be deemed to have the sole voting and dispositive power over the shares. The address of Technology Investment Dining Group, LLC is 36 College Hill, Hanover, New Hampshire 03755.
(13)Based solely on a Schedule 13G/A filed with the SEC by Capital International Investors on November 14, 2024, reporting sole voting power with respect to 43,108,038 shares and sole dispositive power with respect to 43,142,875 shares. In such Schedule 13G/A, Capital International Investors reports that it is a division of Capital Research and Management Company, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. Such Schedule 13G/A identifies Capital International Investors as the beneficial owner of greater than 5% of the outstanding shares of our common stock. The address for the Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(14)Based solely on a Schedule 13G/A filed with the SEC on February 12, 2025 jointly by FMR LLC and Abigail P. Johnson (Ms. Johnson is a director, the chairman and chief executive officer of FMR LLC and may be deemed to have shared beneficial ownership of the shares held by FMR LLC). FMR LLC has sole power to vote or direct the vote of 30,530,018 shares, and sole power to dispose or direct the disposition of 30,595,784 shares. The principal address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(15)Class A holdings are based solely on a Schedule 13G/A filed with the SEC on October 25, 2024 and Class B holdings are based solely on Company record as retrieved from its transfer agent. Consists of (i) 60,264 shares of Class A common stock held by Jonathan Grimm, (ii) 73,352 shares of Class A common stock and 6,420,199 shares of Class B Common Stock held by trusts over which Mr. Grimm may be deemed to share voting and dispositive power and (iii) 932,520 shares of Class A common stock and 5,829,968 shares of Class B Common Stock held by a trust for which Mr. Grimm serves as co-trustee.
(16)Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February 13, 2024, reporting shared voting power with respect to 210,059 shares, shared dispositive power with respect to 508,243 shares and sole dispositive power with respect to 36,169,128 shares. The address for the Vanguard Group is 100 Vanguard Blvd, Malvern PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and our severance and change in control policy, discussed in the section titled “Compensation Discussion and Analysis,” specifically the compensation of our executives discussed in the section titled “Compensation Discussion and Analysis—Our Executive Compensation Programs,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
1.we have been or are to be a participant;
2.the amount involved exceeded or exceeds $120,000; and
3.any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Certain Relationships
Timothy Fredette, brother of Stephen Fredette, our President, Co-Founder, and a Director of the Company, was a non-executive employee of the Company in 2024. In 2024, Timothy Fredette earned cash compensation of $266,814. Timothy Fredette was also eligible to participate in our employee benefit plans on the same basis as our other employees, including our 401(k) plan, employee stock purchase plan and our health and welfare plans and is paid compensation commensurate with other employees in similar positions.
Director and Executive Officer Compensation
See the sections titled “Executive Compensation” and “Non-Employee Director Compensation” for information regarding compensation of our directors and named executive officers.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our current directors and officers. Our amended and restated certificate of incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
Policies and Procedures for Related Party Transactions
Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by disinterested members of our Board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

OTHER MATTERS
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2024, all required reports were filed on a timely basis under Section 16(a), with the exception of a late Form 4 filed on behalf of Mr. Bennett due to an administrative error.

Stockholders Sharing the Same Address
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Toast, Inc., 333 Summer Street, Boston MA 02210 or by emailing a request to ir@toasttab.com. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Toast, Inc. at the address above or by emailing a request to ir@toasttab.com.
2024 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2024 are included in our 2024 Annual Report on Form 10-K (“Annual Report”), which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at investors.toasttab.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Toast, Inc., 333 Summer Street, Boston, MA 02210.

*   *   *
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
THE BOARD OF DIRECTORS
Boston, MA
April 24, 2025

APPENDIX A - NON-GAAP FINANCIAL MEASURES

In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this proxy statement includes certain non-GAAP financial measures described below. We use these non-GAAP financial measures to evaluate our ongoing operations, for internal planning and forecasting purposes, and to set targets for our compensation programs. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Please refer to pages 72-74 of Toast’s Annual Report on Form 10-K for the year ended December 31, 2024 for a description of why we believe the following non-GAAP measures are useful to investors.

Net Income (Loss) (GAAP) and Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income, net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable. We have provided below a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	Year Ended December 31,
(in millions)	2024	2023
Net income (loss)	$19	$(246)
Stock-based compensation expense and related payroll tax	256	288
Depreciation and amortization	46	32
Interest income, net	(42)	(37)
Gain on warrant extinguishment	(14)	—
Change in fair value of warrant liability	49	(3)
Termination of leases	5	14
Stock-based charitable contribution expense	5	10
Restructuring and restructuring related expenses(1)	46	—
Acquisition expenses	—	1
Income tax expense	3	2
Adjusted EBITDA	$373	$61
(1) Restructuring and restructuring-related expenses for the fiscal year ended December 31, 2024 include $32 million of severance benefits, $12 million of stock-based compensation expense, and $2 million of accelerated amortization related to facilities.

Subscription Services and Financial Technology Solutions Gross Profit (GAAP) and Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense. We have provided below a reconciliation of Subscription Services and Financial Technology Solutions Gross Profit, the most directly comparable GAAP financial measure, to Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit.

	Year Ended December 31,
(in millions)	2024	2023
Revenue:
Subscription services	$706	$500
Financial technology solutions	4,053	3,189
Costs of Revenue:
Subscription services	219	166
Financial technology solutions	3,175	2,503
Subscription services and financial technology solutions gross profit (GAAP)	$1,365	$1,020

	Year Ended December 31,
(in millions)	2024	2023
Subscription services and financial technology solutions gross profit (GAAP)	$1,365	$1,020
Stock-based compensation expense and related payroll tax	20	20
Depreciation and amortization	32	17
Non-GAAP subscription services and financial technology solutions gross profit (Non-GAAP)	$1,417	$1,057

TOAST, INC.
333 SUMMER STREET
BOSTON, MASSACHUSETTS 02210

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TOST2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70749-P25719

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOAST, INC.

The Board of Directors recommends you vote FOR the following Class I director nominees:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Paul Bell	☐	☐
1b. Hilarie Koplow-McAdams	☐	☐

The Board of Directors recommends you vote FOR proposal 2:

The Board of Directors recommends you vote FOR proposal 3:

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V70750-P25719

TOAST, INC.
Annual Meeting of Shareholders
June 13, 2025 11:30 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Aman Narang, Elena Gomez and Brian Elworthy, and each of them, as proxies, with full power of substitution and revocation, and hereby authorize(s) them, and each of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of Toast, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 11:30 AM, EDT on June 13, 2025, virtually at www.virtualshareholdermeeting.com/TOST2025, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side